Exhibit 10.38

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”), dated as of the 9th day of August, 2002, is made and entered into on the terms and conditions hereinafter set forth, by and between TEAMM PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), and HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership (“Lender”).

RECITALS:

WHEREAS, Borrower has requested that Lender make available to Borrower a term loan in the original principal amount of 55,000,000 (the “Loan”) on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

ARTICLE 1

THE LOAN

1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions contained herein, the Lender shall make the Loan to Borrower by wire transfer in immediately available funds. The Loan shall he evidenced by a Secured Promissory Note in the original principal amount of $5,000,000 dated as of the date hereof, executed by Borrower in favor of Lender, in a form acceptable to Lender (the “Note”). The Loan shall be payable in accordance with the terms of the Note. The Note, this Agreement and any other instruments and documents executed by Borrower, any guarantor of Borrower, or any shareholder, member, partner, subsidiary or affiliate of Borrower (“Affiliates”), now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a “Loan Document” and collectively referred to as the “Loan Documents.” The term “Obligations” as used herein shall refer to (a) the Loan to be made concurrently or in connection with this Agreement, as evidenced by the Note, and any renewals or extensions thereof, (b) the full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrower to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limits to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrower and (c) all future advances made by Lender for taxes, levies, insurance and preservation of the collateral securing the Loan (“Collateral”) and all attorneys’ fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created hereby or by the other Loan Documents.

1.2 Processing Fee. Borrower shall pay Lender a processing fee of $100,000, $25,000 of which has previously been paid to Lender and $75,000 of which shall be paid on the date the Loan is funded.

1.3 Prepayment. Borrower may prepay the indebtedness evidenced by the Note in whole or in part at any time and from time to time, without penalty or premium.

1.4 Purposes of Loan and Use of Proceeds. The purpose of the Loan shall be to provide additional working capital to Borrower.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Borrower’s Representations. Borrower hereby represents and warrants to Lender as follows:

(a) Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Borrower’s financial condition or its ability to conduct its business in the manner now conducted.

(b) Subsidiaries. Borrower neither owns nor has an interest in, directly or indirectly, any other corporation, partnership, joint venture or other business organization (“Subsidiaries”).

(c) Authorization. Borrower has full legal right, power and authority to conduct its business and affairs. Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its obligations thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken and Borrower has received all necessary governmental approvals, if any, that are required. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

(d) Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

(e) Capitalization. As of the date hereof, the authorized capital stock of Borrower consists solely of: (i) 9,000,000 shares of Class A Voting Common Stock, par value $0,001 per share, of which 1,995,669 shares are issued and outstanding (the “Voting Common Stock”); (ii) 1,000,000 shares of Class B Nonvoting Common Stock, par value $0,001 per share, of which 100,000 shares are issued and outstanding; and (iii) 10,000,000 shares of Preferred Stock, par value $0,001 per share, of which 1,073,418 shares have been designated as Series A Convertible Preferred Stock and of which 871,106 shares are issued and outstanding (the “Series A Preferred Stock”). The Company has reserved 762,571 shares of Voting Common Stock for issuance pursuant to the exercise of stock options under its Stock Option Plan (the “Option Plan”). As of the date hereof, there are options that are issued and outstanding under the Option Plan that are exercisable for 510,455 shares of Voting Common Stock. As of the date hereof, there are warrants that are issued and outstanding that are exercisable for 30,000 shares of Voting Common Stock; provided that, the number of shares reserved for issuance upon the exercise of such warrants may be increased from time to time in accordance with the terms of such warrants. 1,105,891 Shares of Voting Common Stock are reserved for issuance upon the exercise of the Stock Purchase Warrant, dated as of the date hereof and issued to the Lender pursuant to this Agreement (the “Warrant”); provided that, the number of shares reserved for issuance upon the exercise of the Warrant may be increased from time to time in accordance with the terms of the Warrant. Attached hereto as Schedule 2.1(e) is a table showing the capitalization of Borrower, as of the date hereof, on a fully diluted basis. As of the date hereof, Borrower does not have outstanding any stock or securities convertible or exchangeable for any shares of its Voting Common Stock or containing any profit participation features, and does not have outstanding any rights or options to subscribe for or to purchase its Voting Common Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 2.1(e) and the Warrant. Schedule 2.1(e) accurately sets forth the following with respect to all outstanding options and rights to acquire Borrower’s Voting Common Stock: (i) the total number of shares issuable upon exercise of all outstanding options; (ii) the range of exercise prices for all such outstanding options; (iii) the number of shares issuable, the exercise price and the expiration date for each such outstanding option; and (iv) with respect to all outstanding options, warrants and rights to acquire Borrower’s capital stock other than the Warrant, the holder, the number of shares covered, the exercise price and the expiration date. As of the date hereof, Borrower is not subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in the Warrant or on Schedule 2.1(e). As of the date hereof, all of the outstanding shares of Borrower’s capital stock are validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.1(e), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of Borrower, with respect to the issuance of the Warrant or the issuance of the Voting Common Stock upon exercise of the Warrant and all such rights have been effectively waived with regard to the issuance of the Warrant, the exercise of the Warrant and the issuance of the Voting Common Stock upon exercise of the Warrant. Borrower has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrant hereunder do not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws. To the best of Borrower’s knowledge, there are no agreements among Borrower’s shareholders with respect to any other aspect of Borrower’s affairs, except as set forth on Schedule 2.l(e).

(f) Trademarks, Patents, Etc. Schedule 2.l(f) is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications therefor owned by Borrower or used or required by Borrower in the operation of its business, title to each of which is, except as set forth in Schedule 2. l(f) hereto, held by Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Schedule 2.1(f), Borrower owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle Borrower to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that Borrower’s operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of Borrower or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and Borrower is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in Schedule 2.1(f), Borrower has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. As used herein, “proprietary information” includes without limitation, (i) any computer programming language, software, hardware, firmware or related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by Borrower or marketing studies conducted by Borrower, all of which Borrower considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties.

(g) No Conflicts. Consummation of the transactions contemplated hereby and the performance of the obligations of Borrower under and by virtue of the Loan Documents do not conflict with, and will not result in any breach of, or constitute a default or trigger a lien under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower is a party or by which Borrower or its respective properties may be bound or affected or to which Borrower has not obtained an effective waiver.

(h) Litigation. There are no actions, suits, arbitrations, administrative hearings or other proceedings pending, or, to the knowledge of Borrower threatened, against or affecting Borrower or any of Borrower’s property or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency. To Borrower’s knowledge, Borrower is not subject to any order, writ, injunction, decree or demand of any court or any governmental authority.

(i) Financial Statements. The financial statements of Borrower dated June 30, 2002, which are attached hereto as Schedule 2.1(i)(A), are true and correct in all material respects, have been prepared on the basis of generally accepted accounting principles consistently applied, and fairly present the financial condition of Borrower as of the date(s) thereof and the statements of income and retained earnings and statements of cash flows present fairly the results of operations and cash flows of Borrower for the periods set forth therein. No material adverse change has occurred in the financial condition of Borrower since the date(s) thereof, and no additional borrowings have been made by Borrower since the date(s) thereof other than as set forth on Schedule 2.1(i)(B).

(j) Other Agreements: No Defaults. Borrower is not a party to any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that a default or event of default thereunder could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of Borrower, or the ability of Borrower to carry out its obligations under the Loan Documents to which it is a party. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

(k) Compliance With Law. Borrower has obtained all necessary licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that any noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect Borrower’s ability to perform its obligations under the Loan Documents.

(l) Debt. Schedule 2.1(1) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower or any of its properties is in any manner directly or contingently obligated and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in Schedule 2.1(1).

(m) Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved in accordance with generally accepted accounting principles). No tax liens have been filed against Borrower or any of its property.

(n) Certain Transactions. Except as set forth on Schedule 2.1 (n) hereto, Borrower is not indebted, directly or indirectly, to any of its shareholders, officers or directors or to their respective spouses or children, in any amount whatsoever, and none of said shareholders, officers or directors or any members of their immediate families, are indebted to Borrower or have any direct or indirect ownership interest in any firm or corporation with which Borrower has a business relationship, or any firm or corporation which competes with Borrower, except that shareholders, officers and/or directors of Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with Borrower. No shareholder, officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrower. Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other legal entity.

(o) Small Business Concern. Borrower, together with its “affiliates” (as that term is defined in Title 13, Code of Federal Regulations, §121.103), is a “small business concern” within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder. The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding Borrower upon delivery, pursuant to Section 4.1 hereof, will be accurate and complete. Borrower does not presently engage in, and it will not hereafter engage in, any activities, and Borrower will not use directly or indirectly, the proceeds from the Loan, for any purpose for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations §107.720.

(p) Statements Not False or Misleading. No representation or warranty given as of the date hereof by Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by Borrower to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

(q) Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

(r) Significant Contracts. Schedule 2.1(r) is a complete and correct list of all contracts, agreements and other documents pursuant to which (i) Borrower receives revenues in excess of $25,000 per fiscal year or has committed to make expenditures in excess of $25,000 per fiscal year, (if) Borrower engages any pharmaceutical manufacturer to manufacture products to be sold by Borrower and (iii) Borrower engages any third-party to fulfill or supply products for sale by Borrower. Each such contract, agreement and other document is in full force and effect as of the date hereof and Borrower knows of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

(s) Environment. Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (if) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. Borrower has not received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (A) the air; (B) soils, or any improvements located thereon; (C) surface water or groundwater; or (D) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of Borrower are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower does not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

(t) Fees/Commissions. Except as set forth on Schedule 2.1(t), Borrower has not agreed to pay any finder’s fee, commission, origination fee (except for the processing and commitment fees due pursuant to Section 1.2 hereof) or other fee or charge to any person or entity with respect to the Loan and investment transactions contemplated hereunder.

(u) ERISA. Borrower has operated and administered each Plan (as defined below) in compliance in all material respects with all applicable laws, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (“Code”). Neither a prohibited transaction nor a breach of fiduciary duty has occurred with respect to any Plan. Each Plan that is intended to be a tax-qualified plan within the meaning of Section 401(a) of the Code satisfies the applicable requirements of the Code. With respect to any Title IV Plan (as defined below), neither Borrower nor any ERISA Affiliate (as defined below) has incurred a reportable event with respect to any Title IV Plan; no notice of intent to terminate a Title IV Plan has been filed nor has any Title IV Plan been terminated; no circumstances exist which constitute grounds for the Pension Benefit Guaranty Corporation (“PBGC”) to institute proceedings to terminate a Title IV Plan nor has the PBGC instituted any such proceedings; Borrower and each ERISA Affiliate have met all minimum funding requirements for the Title IV Plan and the assets of such plan are not less than the present value of all benefits accrued under such plan as of the most recent valuation date determined on a termination basis under Title IV of ERISA. Neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from a multiemployer plan (as defined in ERISA) nor do they have, any withdrawal liability with respect to such multiemployer plans. Borrower does not have any liability for post-employment healthcare or life insurance benefits, except for the continuation coverage mandated by Section 4980B of the Code.

For purposes of this Agreement (iv) “Plan” means any employee benefit plan as defined in Section 3(3) of ERISA; (v) “Title IV Plan” means any employee pension benefit plan subject . to the provisions of Title IV of ERISA; and (vi) “ERISA Affiliate” means any person or entity that was or is required to be treated as a single employer with Borrower under Section 414 of the Code.

(v) Title to Properties. Borrower has good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all hens other than Permitted Liens (as defined in. Section 3.15 hereof).

(w) Limited Offering of Note and Warrant. Neither Borrower nor anyone acting on its behalf has offered the Note, the Warrant or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lender and not more than 35 other institutional investors. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Note and Warrant to Section 5 of the Securities Act of 1933, as amended, or the registration or qualification provisions of the blue sky laws of any state.

(x) Registration Rights. Except as described in the Warrant and the Investor Rights Agreement dated July 31, 2002 between Borrower and the holders of the Series A Preferred Stock of Borrower, Borrower is not under any obligation to register under the Securities Act of 1933, as amended, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

(y) Employees. Borrower has no current labor problems or disputes that have resulted in or Borrower reasonably believes could be expected to have, a material adverse effect. Borrower is in compliance in all material respects with all applicable laws respecting employment, employment practices, wages and hours, payment for vacation and overtime, and immigration matters.

(z) Issuance Taxes. All taxes imposed on Borrower in connection with the issuance, sale and delivery of the Note, the Warrant and the capital stock issuable upon exercise of the Warrant have been or “will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by Borrower.

(aa) Solvency. As of the date hereof and giving effect to the making of the Loan, Borrower (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

(ab) Location of Properties. Names. Places of Business. The only jurisdictions in which Borrower maintains any tangible personal property or carries on business are as listed in Schedule 2.l(ab) hereto. All billings for the supply of goods and services by Borrower are made from, and require payment to be made to, the chief executive office of Borrower. The exact legal name of Borrower on its certificate of incorporation as filed with the Delaware Secretary of State is “TEAMM Pharmaceuticals, Inc.” Borrower has not, during the five years preceding the date of this Agreement, been known as or used any other corporate, trade or fictitious name, nor acquired all or substantially all of the assets, capital stock or operating units of any person. Borrower has not, during the five years preceding the date of this Agreement, had a business location at any address other than addresses set forth on Schedule 2.l(ab).

ARTICLE 3

COVENANTS AND AGREEMENTS

Borrower covenants and agrees that during the term of this Agreement:

3.1 Payment of Obligations. Borrower shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrower, together with interest thereon, and any extensions, modifications; consolidations and/or renewals thereof and any notes given in payment thereof.

3.2 Financial Statements and Reports. Borrower shall furnish to Lender (a) as soon as practicable and in any event within 120 days after the end of each fiscal year of Borrower, an audited balance sheet of Borrower as of the close of such fiscal year, an audited statement of operations of Borrower as of the close of such fiscal year and an audited statement of cash flows for Borrower for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an unqualified audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of Borrower at the close of such fiscal year and the results of its operations during such fiscal year and accompanied by a certificate of the President of Borrower and a certificate by Borrower’s independent certified public accountants, stating that to the best of the knowledge of such officer and such accountants, as applicable, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith), (b) within 30 days of the end of each month, a balance sheet of Borrower as of the close of such month, a statement of operations of Borrower as of the close of such month and a statement of cash flows of Borrower as of the close of such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), (c) as soon as available and in any event within 30 days after the end of each quarter (other than at year end) (i) an accounts receivable aging of Borrower as of the close of such quarter and (ii) a compliance certificate of the President of Borrower, stating that to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding quarter and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith), (d) within 15 days, copies of any other financial reports delivered to any third parties, and (e) with reasonable promptness, such other financial data, including without limitation, inventory reports, as Lender may reasonably request. Without Lender’s prior written consent which shall not be unreasonably withheld, Borrower shall not modify or change any accounting policies or procedures, including Borrower’s fiscal year, in effect on the date hereof.

3.3 Maintenance of Books and Records; Inspection. Borrower shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and after reasonable notice from Lender permit Lender, its officers and employees and any professionals designated by Lender in writing, at Borrower’s expense, to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lender may reasonably request; provided that no such inspection shall materially interfere with the conduct of Borrower’s business.

3.4 Insurance. Borrower shall maintain and deliver evidence to Lender of such insurance as is required by Lender, written by insurers, in amounts and with lender’s loss payable, mortgagee, additional insured and other endorsements reasonably satisfactory to Lender. All premiums with respect to such insurance shall be paid by Borrower as and when due. Upon the written request of Lender, accurate and complete copies of such policies shall be delivered by Borrower to Lender. If Borrower fails to comply with this Section 3.4, Lender may (but shall not be required to) procure such insurance and endorsements insuring the Collateral. Any money received by Lender under said policies, after deducting all costs and expenses (including attorney’s fees) of collection, shall be applied, at Lender’s option, toward either (a) replacing or restoring the subject Collateral, in a manner and on terms satisfactory to Lender, or (b) payment of the Obligations. Any proceeds applied to the payment of the Obligations shall be applied in such manner as Lender may elect in its sole discretion. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest under the Note. Until the Obligations have been fully satisfied and any obligations of Lender to make further advances hereunder has terminated, Lender’s security interest in the Collateral shall continue in full force and effect.

3.5 Taxes and Assessments. Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves in accordance with generally accepted accounting principles are maintained with respect thereto.

3.6 Corporate Existence. Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law. Borrower shall not change its state of incorporation.

3.7 Compliance with Law and Other Agreements. Except where the failure to do so would not materially adversely affect Borrower’s operations, properties, financial condition or its ability to fulfill its obligations under the Loan Documents, Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

3.8 Notice of Default; Perceived Breach; Correspondence with Other Lenders. Borrower shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof. Borrower agrees to give Lender prompt written notice of any action or inaction by or on behalf of Lender in connection with this Agreement or the Obligations that Borrower believes may be actionable against Lender or a defense to payment of any or all Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees to give Lender a copy of all written correspondence concerning an actual or potential default or event of default under any agreements between Borrower and any other lender within 10 days of Borrower’s receipt thereof.

3.9 Notice of Litigation. Borrower shall give notice, in writing, to Lender of (a) any actions, suits or proceedings, instituted by any persons whomsoever against Borrower or affecting any of the assets of Borrower wherein the amount at issue is in excess of $25,000.00 and (b) any dispute, not resolved within 6O days of the commencement thereof, between

Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of Borrower.

3.10 Conduct of Business; Name. Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement. Without 10 days’ prior written notice to Lender, Borrower shall not change its name or location of doing business. In the event Borrower makes a change of its name or location of doing business, Borrower shall promptly execute any and all financing statements and amendments or continuations thereof and any other documents that Lender may reasonably request to evidence, continue, and/or perfect any security interest in or pledge of collateral securing the Loan.

3.11 Title IV Plan. If Borrower has in effect, or hereafter institutes, a Title IV Plan, then the following warranties and covenants shall be applicable during such period as to any such Title IV Plan that shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Title IV Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Title IV Plan, exists at the time of execution of this Agreement; (b) Borrower hereby covenants that throughout the existence of the Title TV Plan, Borrower’s contributions under the Title IV Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Title TV Plan; and (c) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with respect to the Title IV Plan with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

3.12 Dividends, Distributions, Stock Rights, etc. Without the prior written consent of Lender which shall not be unreasonably withheld, Borrower shall not declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of Borrower, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan nor grant any preemptive rights with respect to the capital stock of Borrower.

3.13 Guaranties; Loans; Payment of Debt. Without the prior written consent of Lender, Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business. Without the prior written consent of Lender, Borrower shall not (a) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (b) make any payment on any indebtedness that is expressly subordinate to the Loan.

3.14 Debt. Without the prior written consent of Lender which shall not be unreasonably withheld, Borrower shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

(a) the indebtedness evidenced by the Note;

(b) the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business;

(c) trade payables incurred in the ordinary course of business; and

(d) the indebtedness listed on Schedule 2.1(1) hereto.

3.15 No Liens. Without the prior written consent of Lender which shall not be unreasonably withheld, Borrower shall not create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its assets, now owned or hereafter acquired, except the following permitted liens (the “Permitted Liens”):

(a) liens in favor of Lender;

(b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

(c) liens on leased equipment granted in connection with the leasing of such equipment in favor of the lessor of such equipment;

(d) liens described on Schedule 2.1(1) hereto.

3.16 Mergers, Consolidations, Acquisitions and Sales. Without the prior written consent of Lender which shall not be unreasonably withheld, Borrower shall not (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture, limited liability company or other equity interest in, any other person, firm or entity, nor (c) sell, transfer, convey, or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary.

3.17 Transactions with Affiliates. Borrower shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm’s length transaction with a person not an affiliate. For the purposes of this Section 3.17, “affiliate” shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with Borrower.

3.18 Employment Contracts. Without the prior written consent of Lender, Borrower shall not (a) enter into any employment agreement or other written compensation agreement that has a term of greater than one year with any of Borrower’s executive officers or (b) increase total compensation paid to the executive officers of Borrower by more than ten percent (10%) per year.

3.19 Environment. Borrower shall be and remain in compliance with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender’s request, and at Borrower’s expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.

3.20 Financial Definitions and Covenants.

(a) Definitions. For purposes of this Section 3.20, the following terms shall have the meaning set forth with respect thereto: .

(i) “Corporate EBITDA”– means with respect to any calendar quarter of Borrower, the sum, without duplication, of (A) Corporate Net Income for such period plus (B) to the extent deducted in determining such Corporate Net Income: (1) all income taxes, including but not limited to, federal, foreign and state income taxes (including any deferred taxes); (2) Corporate Interest Expense; and (3) depreciation, amortization and similar non-cash charges, provided, that there shall be excluded therefrom non-operating gains and non-operating losses.

(ii) “Corporate Fixed Charges”– means for any fiscal period of Borrower, the sum of (A) the aggregate principal amount of Indebtedness required to be paid during such period, plus (B) Corporate Interest Expense required to be paid during such period.

(iii) “Corporate Interest Expense”– means for any fiscal period of Borrower, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption (excluding amortization of deferred finance charges) on the income statement of Borrower for such period, provided, however, that in no event shall interest income be deducted therefrom in computing such amount.

(iv) “Corporate Net Income”– means for any fiscal period of Borrower, the amount which, in conformity with GAAP, would be set forth opposite the caption “net income or loss” or any nice caption on the income statement of the Borrower for such period.

(v) “Fixed Charges Coverage Ratio”– means for any fiscal period of Borrower the ratio of (A) the sum of Corporate EBITDA to (B) the sum of Corporate Fixed Charges

(vi) “GAAP” – means generally accepted accounting principles applied on a consistent basis.

(vii) “Indebtedness”– means any obligation of Borrower (whether or not classified as a current liability or secured or unsecured, but excluding trade payables and accrued salaries, wages and other similar current liabilities for operating accruals incurred in the ordinary course of business) which, pursuant to GAAP, should be included on Borrower’s balance sheet as a liability, including without limitation, capitalized lease obligations.

(b) Covenants.

(i) Fixed Charges Coverage Ratio. With respect to each rolling 12 month period and as measured as of the end of each calendar quarter beginning September 30,2002, Borrower shall maintain a Fixed Charges Coverage Ratio of not less than 2 to 1. However, with regard to the calendar quarters ending September 30, 2002, December 31, 2002, and March 21, 2003, the Fixed Charges Coverage Ratio shall be computed for a period commencing July 1, 2002 and running through the end of the relevant calendar quarter.

(ii) Corporate EBITDA. With respect to each calendar year (beginning with the calendar year ending December 31, 2003), Borrower’s Corporate EBITDA shall be at least $1,750,000.

(iii) Cash. Borrower shall at all times maintain an aggregate cash balance of at least $1,000,000 in deposit accounts with federally insured banks or similar institutions.

ARTICLE 4

CONDITIONS TO CLOSING

4.1 Closing of The Loan. The obligation of Lender to fund the Loan on the date hereof (the “Closing Date”) is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

(a) Borrower shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

(b) Lender shall have received an opinion of Borrower’s counsel, Hutchison & Mason PLLC, dated the Closing Date, in form and substance satisfactory to Lender’s counsel, Chambliss, Bahner & Stophel, P.C.

(c) Borrower shall have delivered to Lender a Note executed by Borrower, in form and substance satisfactory to Lender.

(d) Borrower shall have delivered to Lender a Stock Purchase Warrant executed by Borrower, in form and substance satisfactory to Lender, and the related Warrant Valuation Letter executed by Borrower.

(e) Borrower shall have delivered to Lender a Security Agreement and related UCC-1 Financing Statement(s), executed by Borrower, each of which is in form and substance satisfactory to Lender.

(f) Borrower shall have delivered to Lender a Landlord’s Consent and Subordination of Lien, executed by each of Borrower’s landlords, in form and substance satisfactory to Lender.

(g) Borrower shall have delivered to Lender an Intellectual Property Security Agreement executed by Borrower, in form and substance satisfactory to Lender.

(h) Borrower shall have delivered to Lender an Authorization Agreement for Pre-Authorized Payments (Debit) executed by Borrower, in form and substance satisfactory to Lender.

(i) Borrower shall have delivered to Lender the Small Business Administration Forms 480, 652 and 1031 (Parts A and B) completed by Borrower.

(j) Borrower shall have delivered to Lender the Small Business Administration Economic Impact Assessment completed by Borrower, in form and substance satisfactory to Lender.

(k) Borrower shall have delivered to Lender copies of the corporate charter and other publicly filed organizational documents of Borrower, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is incorporated.

(l) Borrower shall have delivered to Lender certified (as of the date of this Agreement) copies of all corporate action taken by Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

(m) Borrower shall have delivered to Lender a certificate as to the legal existence and good standing of Borrower, issued by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is incorporated.

(n) Borrower shall have delivered to Lender certificates of the Secretaries of State or other appropriate public officials as to Borrower’s qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on its financial condition or its ability to conduct its business in the manner now conducted and as hereafter intended to be conducted.

(o) Borrower shall have delivered to Lender a Consent and Acknowledgment of Lien and Security Interest executed by each manufacturer of products sold by Borrower, in form and substance satisfactory to Lender.

(p) Borrower shall have delivered to Lender a Consent and Acknowledgment of Lien and Security Interest executed by each person or entity that fulfills sales by Borrower, in form and substance satisfactory to Lender.

(q) Borrower shall have converted all of the indebtedness listed on Schedule 4.1 (q)(1) to Series A Preferred Stock in accordance with the terms set forth on the term sheet attached hereto as Schedule 4.1(q)(2).

ARTICLE 5

DEFAULT AND REMEDIES

5.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

(a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five days;

(b) Any misrepresentation by Borrower, any guarantor of the Loan, or any Affiliate as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

(c) Failure of Borrower, any guarantor of the Loan, or any Affiliate to perform any of its obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents;

(d) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within 30 days, or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

(e) Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

(f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

(g) Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower now or hereafter owed to Lender;

(h) Borrower shall have defaulted and continue to be in default in the timely payment of or performance of any covenant relating to any other indebtedness or obligation, which in the aggregate exceeds $25,000.00 or materially adversely affects Borrower’s operations, properties or financial condition;

(i) Martin G. Baum, Gary V. Cantrell and Nicholas J. Leb shall no longer be significantly involved in the executive staff or management of Borrower (“Management Change”); provided, however, if the Management Change is caused by the death or total disability of any of the foregoing individuals, such Management Change shall not constitute an Event of Default if the relevant individual is replaced by a person agreed to be Lender in writing within 60 days after the occurrence of such death or total disability; or

(j) If any materially adverse change in the business, operations, property, condition (financial or otherwise) or prospects for Borrower or any Guarantor shall occur or the occurrence of any other condition which, in Lender’s reasonable determination, constitutes an impairment of Borrower’s or any Guarantor’s ability to perform its obligations under the Loan Documents.

With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a “Curable Default”), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within 30 days (10 days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower has had knowledge for the requisite number of days set forth. A violation of any of the covenants set forth in Section 3.20 hereof shall not be a Curable Default.

5.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

(a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Loan Documents; and

(b) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute

5.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

5.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised, if none is specified, or if the remedy is provided by this Agreement, then as follows:

First, to the costs and expenses, including without limitation reasonable attorneys’ fees and disbursements, incurred by Lender in connection with the exercise of its remedies;

Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

Third, to the payment of the Obligations of Borrower, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

ARTICLE 6

TERMINATION

6.1 Termination of This Agreement. This Agreement shall remain in full force and effect until the payment in full by Borrower of the Obligations, at which time Lender shall cancel the Note and deliver it to Borrower; provided, however, that the indemnities provided in Section 7.16 shall survive the termination of this Agreement

ARTICLE 7

MISCELLANEOUS

7.1 Performance by Lender. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which, default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorneys’ fees), with interest thereon at the highest default rate provided in the Note, shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included in such name or reference, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

7.3 Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys’ fees, promptly upon demand of Lender. Borrower further agrees to pay all premiums for insurance required to be maintained by Borrower pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys’ fees, promptly upon demand of Lender.

7.4 Assignment. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note, and in such event Borrower shall continue to make payments due under the Loan Documents to Lender and Lender shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior written consent of Lender.

7.5 Time of The Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

7.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

7.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and other charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

7.8 Article and Section Headings: Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement. “When used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all other genders, as appropriate.

7.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The address of Lender is:	Harbinger Mezzanine Partners, L.P. One Riverchase Parkway South Birmingham, Alabama 35244 Attention: Mr. David A. Boutwell Telecopy No.: 205/987-5599

with a copy to:	Harbinger Mezzanine Partners, L.P. 618 Church Street, Suite 500 Nashville, Tennessee 37219 Attention: Mr. John C. Harrison Telecopy No.: 615/301-6401

and

Chambliss, Bahner & Stophel, P.C. 1000 Tallan Building, Two Union Square Chattanooga, Tennessee 37402-2500 Attention: Mr. J. Patrick Murphy Telecopy No.: 423/265-9574

The Address of Borrower is:	TEAMM Pharmaceuticals, Inc. 3000 Aerial Center Parkway, Suite 110 Morrisville, North Carolina 27560 Attention: Mr. Martin G. Baum Telecopy No.: 919/481-9311

with a copy to:	Hutchison & Mason, PLLC
3110 Edwards Mill Road, Suite 100
Raleigh, North Carolina 27612
Attention: J. Robert Tyler, III
Telecopy No.: 919/829-9696

7.10 Public Disclosure. The parties hereto may make a public statement or release concerning this Agreement and the transaction contemplated hereby after the Closing Date.

7.11 Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by Borrower were not based upon any fact or material provided by Lender, nor was Borrower induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

7.12 Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

7.13 Survival of Representations and Warranties. All representations and warranties contained herein or in any of the Loan Documents or made by or furnished on behalf of Borrower in connection herewith or in any Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents.

7.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

7.15 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

7.16 General Indemnification. Borrower agrees to indemnify Lender, its officers, directors, employees, partners and agents (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) and each of them and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (except those arising solely by reason of the gross negligence or willful misconduct of an Indemnified Party) which may be imposed on, incurred by, or asserted against the

Indemnified Parties or any of them arising by reason of any action or inaction or omission to any act legally required of Borrower (including as required pursuant hereto or pursuant to any other Loan Document).

7.17 Standard of Care; Limitation of Damages. Lender shall be liable to Borrower only for matters arising from this Agreement or otherwise related to the Obligations resulting from Lender’s gross negligence or willful misconduct, and liability for all other matters is hereby waived. Lender shall not in any event be liable to Borrower for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

7.18 Consent to Jurisdiction; Exclusive Venue. Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

7.19 Waiver of Trial by Jury. LENDER AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

LENDER:

HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership

By:	Harbinger Mezzanine GP, LLC, its General Partner

	By:	Harbinger Mezzanine Manager, Inc., its Manager

By:	/s/ John C. Harrison
Title:	Director

BORROWER:

TEAMM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Martin G. Baum
Martin G. Baum
President and Chief Executive Officer

INDEX OF SCHEDULES

Schedule 2.1(e) - Capitalization Table

Schedule 2.1(f) - Intellectual Property

Schedule 2.1(i)(A) and (B) - Financial Statements

Schedule 2.1(1) - Debt and Liens

Schedule 2.1(n) - Shareholder Loans

Schedule 2.1(r) - Significant Contracts

Schedule 2.l(t) - Commissions

Schedule 2.l(ab) - Location of Properties, Names, Places of Business

Schedule 4.1(q)(l) - List of Indebtedness

Schedule 4.1 (q)(2) - Term sheet for Converting Indebtedness to Series A Preferred Stock

Schedule of Exceptions to

Loan Agreement

by and between

TEAMM Pharmaceuticals, Inc. and Harbinger Mezzanine Partners, L.P.

Dated August 9, 2002

In connection with that certain Loan Agreement, dated as of August 9, 2002 (the “Agreement”), by and between TEAMM Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), and Harbinger Mezzanine Partners, L.P., a Delaware limited partnership (the “Lender”), the Borrower hereby delivers this Schedule of Exceptions to the Borrower’s representatives and warranties given in the Agreement. This Schedule of Exceptions is qualified entirely by reference to the provisions of the Agreement and does not constitute a representation or warranty of Buyer except as expressly provided in the Agreement.

This Schedule of Exceptions may include items that do not meet materiality thresholds set forth in the Agreement and any such inclusion shall not be deemed an admission that the item is material, nor shall any item so included be used to construe materiality thresholds set forth in the Agreement.

Headings have been inserted in the Schedule of Exceptions for reference only and do not amend the descriptions of the disclosed items set forth in the Agreement.

Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Agreement.

Schedule of Exceptions to

Loan Agreement

by and between

TEAMM Pharmaceuticals, Inc. and Harbinger Mezzanine Partners, L.P.

Dated August 9,2002

Section 2.1(e) Capitalization

See the attached Stock Option Ledger.

See the attached Warrant Ledger.

Stock Restriction Agreement, dated December 22, 2000, between the Company and Martin G. Baum (“Baum”).

Executive Employment Agreement, dated August 1, 2002, between the Company and Baum.

Stock Restriction Agreement, dated December 22, 2000 between the Company and Nicholas J. Leb (“Leb”).

Executive Employment Agreement, dated August 1, 2001, between the Company and Leb.

Stock Restriction Agreement, dated December 22, 2000 between the Company and Jon T. Stone (“Stone”).

Executive Employment Agreement, dated August 1, 2001, between the Company and Stone.

Stock Restriction Agreement, dated December 22, 2000 between the Company and William J. Thomas II (“Thomas”).

Executive Employment Agreement, dated August 1, 2001, between the Company and Thomas.

Stock Restriction Agreement, dated October 5,2001, between the Company and Gary V. Cantrell (“Cantrell”),

Executive Employment Agreement, dated August 1, 2001, between the Company and Cantrell.

The Bylaws of the Company, as amended, contain restrictions on the transfer of shares of the Company’s capital stock and a right of first refusal in favor of the Company to purchase shares of the Company’s capital stock.

Pursuant to the Company’s Stock Option Plan, shares of the Company’s Class A Voting Stock that are issued upon the exercise of stock options are subject to the restrictions on transfer and right of first refusal contained in the Company’s Bylaws.

Schedule of Exceptions to

Loan Agreement

by and between

TEAMM Pharmaceuticals, Inc. and Harbinger Mezzanine Partners, L.P.

Dated August 9, 2002

Section 2.1(f) Trademarks, Patents, etc.

Service Mark application serial number 76/190942, for a Class 35 Goods and Services Use Mark “TEAMM Pharmaceuticals.

The Borrower entered into a Trademark Assignment Agreement, dated June 28, 2002, with Andrx Laboratories, Inc. transferring certain common law trademarks to the Borrower.

Section 2.1(i)(A) Financial Statements

See the attached Financial Statements.

Section 2.1(i)(B) Financial Statements

Lender	Date of Investment	Amount Invested
Ernest Mario	6/27/02	$100,000.00
Clifford H. Disbrow	6/28/02	$25,000.00
M. Ross Johnson	6/28/02	$50,000.00
Gary V. Cantrell	7/2/02	$25,000.00
Martin G. Baum	7/18/02	$15,775.00
Carroll M. McLeod, M.D.	7/18/02	$50,000.00
The Hopkins Capital Group, LLC	5/8/02	$100,000.00
The Hopkins Capital Group, LLC	6/14/02	$50,000.00
The Hopkins Capital Group, LLC	6/21/02	$50,000.00
The Hopkins Capital Group, LLC	7/18/02	$100,000.00

Total:		$565,775.00

Schedule of Exceptions to

Loan Agreement

by and between

TEAMM Pharmaceuticals, Inc. and Harbinger Mezzanine Partners, L.P.

Dated August 9, 2002

Section 2.1(1) Debt

Lender Name	Date of Investment	Amount of Indebtedness
Clifford Disbrow	6/22/01	$25,000
Jack H. Hughes, Jr.	6/22/01	$50,000
Chris T. Koenemann	6/27/01	$25,000
M. Ross Johnson	7/3/01	$100,000
James M. Indermill	7/2/01	$5,000
B. L. “Chip” Radford	7/2/01	$25,000
Jay H. Ferguson	7/2/01	$50,000
Samuel W. Dawson	7/2/01	$35,000
Kenneth R. Tyma and Patrice D. Tyma, JT TEN	7/2/01	$25,000
Peter J. Wise	7/2/01	$30,000
C. Stephen Doan	7/2/01	$10,000
Charles Darsie & Sandra Cook, JT TUN	7/6/01	$25,000
S. Wayne Smith	7/6/01	$25,000
Jeremy K. Mario	7/10/01	$100,000
Christopher B. Mario	7/10/01	$25,000
Delmar A. & Dianne L. Nordstrom	7/17/01	$50,000
Gregory G. Mario	7/20/01	$25,000
James & Donna Deppe	7/20/01	$25,000
Mentor Capital Angel Fund I, LP	7/31/01	$50,000
Mentor Capital Angel Fund I, LP	9/25/01	$50,000
Andrew J. Butler	10/02/01	$50,000
The Hopkins Capital Group, LLC	1/8/02	$50,000
The Hopkins Capital Group, LLC	1/9/02	$50,000
The Hopkins Capital Group, LLC	1/18/02	$50,000
The Hopkins Capital Group, LLC	2/7/02	$100,000
The Hopkins Capital Group, LLC	2/15/02	$100,000
The Hopkins Capital Group, LLC	2/28/02	$50,000
The Hopkins Capital Group, LLC	3/1/02	$150,000
The Hopkins Capital Group, LLC	3/28/02	$80,000
The Hopkins Capital Group, LLC	4/2/02	$120,000
The Hopkins Capital Group, LLC	4/24/02	$80,000
The Hopkins Capital Group, LLC	5/8/02	$20,000
The Hopkins Capital Group, LLC	5/8/02	$100,000
The Hopkins Capital Group, LLC	6/14/02	$50,000
The Hopkins Capital Group, LLC	6/21/02	$50,000

Schedule of Exceptions to

Loan Agreement

by and between

TEAMM Pharmaceuticals, Inc. and Harbinger Mezzanine Partners, L.P.

Dated August 9, 2002

The provisions of Section 2.1(i)(B) of this Schedule of Exceptions are incorporated herein by reference.

Section 2.1(n) Certain Transactions

The provisions of Section 2.1(1) of this Schedule of Exceptions are incorporated herein by reference.

Section 2.1(r) Significant Contracts

The provisions of Section 2.1(e) of this Schedule of Exceptions are incorporated herein by reference.

The provisions of Section 2.1(t) of this Schedule of Exceptions are incorporated herein by reference.

The Company entered into a Distribution Services Agreement, dated July 24, 2002, with DDN/Obergfel, LLC.

The Company entered into an Asset Purchase Agreement, Escrow Agreement, Warehouse, Management, and Distribution Agreement, Assignment and Assumption Agreement, Trademark Assignment Agreement, and Bill of Sale, dated June 28, 2002, with Andrx Laboratories, Inc.

The Company entered into an agreement, dated July 18, 2001, with Hi-Tech Pharmacal Co., Inc., as amended on September 1, 2001.

The Company entered into a Co-promotion Agreement, dated April 1, 2001, with Amarin Pharmaceutials, Inc.

Section 2.1(t) Fees/Commissions

The Company entered into a non-exclusive financial advisory services agreement, dated May 24, 2001, with Dragonfly Capital, LLC, as amended on October 8, 2001, November 19, 2001 and July 18, 2002.

Schedule of Exceptions to

Loan Agreement

by and between

TEAMM Pharmaceuticals, Inc. and Harbinger Mezzanine Partners, L.P.

Dated August 9, 2002

Section 2.1(ab) Location of Properties, Names, Places of Business

TEAMM Pharmaceuticals, Inc.

3000 Aerial Center Parkway, Suite 110

Morrisville, NC 27560

DDN/Obergfel LLC

4880 Mendenhall Road

Memphis, TN 38141

TEAMM Pharmaceuticals, Inc.

Balance Sheet

As of June 30, 2002

Jun 30, ’02
ASSETS
Current Assets
Checking/Savings
1000 - Cash and cash equivalents
1010 - First Citizens Bank-checking	64,573.52
1050 - Petty Cash	6.00

Total 1000 - Cash and cash equivalents	64,579.52

Total Checking/Savings	64,579.52
Accounts Receivable
1100 - Accounts Receivable
1110 - Trade Receivables	319,940.97

Total 1100 - Accounts Receivable	319,940.97

Total Accounts Receivable	319,940.97
Other Currant Assets
1300 - Inventory
1310 - Inventory Asset	1,512,278.61
1320 - Collateral Materials	81,284.89

Total 1300 - Inventory	1,593,563.50
1400 - Prepaids & Other Currant Assets
1420 - Deposits	6,200.00
1430 - Prepaid Misc. Expenses	46,645.56

Total 1400 - Prepaids & Other Current Assets	54,845.56

Total Other Current Assets	1,648,408.16

Total Current Assets	2,032,929.65
Fixed Assets
1500 - Fixed Assets
1510 - Furniture &. Fixtures	5,000.00
1520 - Computer Equipment	69,956.50
1610 - Accum. Deprec.-Furniture & Fix.	-1,583.31
1620 - Accum. Deprec.-Computer Equip.	-21,195.95

Total 1500 - Fixed Assets	52,177.24

Total Fixed Assets	52,177.24
Other Assets
1700 - Other Assets
1720 - Trademarks	2,483.75
1730 - Acquired Product Rights	800,000.00
1740 - Restricted Cash	2,000,000.00

Total 1700 - Other Assets	2,802,483.75
1900 - Deferred Tax Asset	2,800.00

Total Other Assets	2,805,283.75

TOTAL ASSETS	4,890,380.64

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
2110 - Trade Payables	550,857.83
2120 - Accured Accounts Payable	2,895.30

Total Accounts Payable	553,753.13

TEAMM Pharmaceuticals, Inc.

Balance Sheet

As of June 30, 2002

Jun 30, ’02
Other Current Liabilities
2200 - Other Current Liabilities
2205 - Customer Advances	3,400,000.00
2210 - Accrued Salary & Compensation	98,885.92
2211 - Federal W/H	466.78
2219 - 401 (k) W/H	13,598.48
2220 - 401 (k) Match	3,857.20
2225 - Provision for Returned Goods	20,290.00
2235 - Note Payable - Andrx Labs	375,000.00

Total 2200 - Other Current Liabilities	3,912,096.38
2240 - Convertible Promissory Notes	1,612,755.28

Total Other Current Liabilities	5,524,851.66

Total Current Liabilities	8,078,604.79
Long Term Liabilities
2241- Promissory Notes	300,000.00
2245 - Discount of Convertible Notes	-60,832.00
3600 - Deferred Tax Liability	2,800.00
3610 - Deferred Revenue	501,843.09

Total Long Term Liabilities	743,811.08

Total Liabilities	6,822,415.88
Equity
Opening Bal Equity	107.74
3000 - Shareholders’ Equity
3110 - Common Stock	2,124.57
3130 - Additional Paid-in Capital	629,829.61

Total 3000 - Shareholders’ Equity	631,954.18
3150 - Deferred Compensation	-78,910.00
3900 - Retained Earnings	-1,310,411.74
Net Income	-1,174,765,42

Total Equity	-1,932,025.24

TOTAL LIABILITIES & EQUITY	4,890,390.64

TEAMM Pharmaceuticals, Inc.

Profit & Loss

January through June 2002

Jan -Jun ’02
Ordinary Income/Expense
Income
4000 - Revenue
4020 - Co-Promotion Revenues	303,526.95
4060 - Rebates/Chargebacks	-405.60

Total 4000 - Revenue	303,121.35

Total Income	303,121.35

Gross Profit	303,121.35
Expense
6000 - Personnel Costs
6001 - Salaries and wages	931,327.23
6002 - F.I.C.A.	55,109.55
6003 - Medicare	12,887.34
6004 - F.U.T.A.	1,498.28
6005 - S.U.T.A.	5633.12
6006 - Medical Insurance	60,052.99
6009 - Life & LTD Insurance	4,749.93
6020 - Temporary Services	150.00

Total 6000 - Personnel Costs	1,071,418.44
7000 - Travel & Entertainment
7001 - Airfare	25,533.49
7002 - Lodging	8,083.48
7003 - Meals & Entertainment	25,739.33
7004 - Auto Rental	1,932.24
7005 - Taxi, train, shuttle, etc.	372.85
7006 - Parking & Tolls	2,625.35
7007 - Auto Reimbursement	27,212.92

Total 7000 - Travel & Entertainment	91,499.66
8000 - General & Administrative
8001 - Bank Service Charges	1,207.02
8002 - Rent - Building	38,677.02
8003 - Rent - Equipment	13,453.57
8004 - Security	209.70
8005 - Water	153.39
8006 - Insurance - Liability	2,228.77
8008 - Dues and Subscriptions	1,035.80
8009 - Legal Fees	19,584.56
8010 - Accounting	24,661.14
8011 - Postage and Delivery	4,864.70
8012 - Licenses, and Permits	-500.00
8013 - Printing and Reproduction	2,658.22
8016 - Telephone	21,439.70
8018 - Supplies - Office	4,133.80
8019 - Depreciation Expense	12,159.42
8022 - Consulting Services	1,067.29
8023 - Meetings & Seminars	400.00
8025 - Promotional Materials	25,882.07
8026 - Sales Training	-5,000.00
8027 - Marketing Data	31,688.61
8039 - Miscellaneous	2,032.41
8042 - Franchise Tax	1,468.75
8045 - Training	1,797.00
8046 - Sample Expense	13,929.76
8047 - Recruiting	10,278.00
8050 - Uncategorized Expenses	0.00

Total 8000 - General & Administrative	229,510.70

Total Expense	1,392,428.80

Net Ordinary Income	-1,089,307.45

TEAMM Pharmaceuticals, Inc.

Profit & Loss

January through June 2002

Jan - Jun ’02
Other Income/Expense
Other Income
9001 Interest Income	385.03

Total Other Income	385.03
Other Expense
9002 Interest Expense	85,843.00

Total Other Expense	85,843.00

Net Other Income	-85,457.97

Net Income	-1,174,755.42

TEAMM Pharmaceuticals, Inc.

Statement of Cash Flows

For the Six Months Ending June 30, 2002

Cash flows from operating activities

Net loss	$(1,174,765)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	12,159
Accrued interest expense	85,843
Changes in operating assets and liabilities:
Accounts receivable	(78,957)
Inventories	(1,508,913)
Prepaid expenses and other current liabilities	(47,346)
Accounts payable and other accrued expenses	57,629
Accrued compensation and employee benefits	5,366

Net cash provided (used) by operating activities	(2,648,984)

Cash flows from investing activities

Purchase of product rights	(800,000)
Write-up of purchased inventory	501,843
Increase in note to Andrx Laboratories	375,000
Customer advance	3,400,000
Establishment of escrow account	(2,000,000)

Net cash provided by (used in) investing activities	1,476,843

Cash flows from financing activities

Net proceeds from issuance of convertible promissory notes	1,138,951

Net cash provided by financing activities	1,138,951

Net increase in cash and cash equivalents	(33,190)

Cash and cash equivalents as of beginning of period	97,770

Cash and cash equivalents as of end of period	$64,580

Section 4.1 (q)(1) Debt

Debt to be Converted

Lender Name	Date of Investment	Amount of Indebtedness
Clifford Disbrow	6/22/01	$25,000
Jack H. Hughes, Jr.	6/22/01	$50,000
Chris T. Koenemann	6/27/01	$25,000
M. Ross Johnson	7/3/01	$100,000
James M. Indermill	7/2/01	$5,000
B.L. “Chip” Radford	7/2/01	$25,000
Jay H. Ferguson	7/2/01	$50,000
Samuel W. Dawson	7/2/01	$35,000
Kenneth R. Tyma and Patrice D. Tyma, JT TEN	7/2/01	$25,000
Peter J. Wise	7/2/01	$30,000
C. Stephen Doan	7/2/01	$10,000
Charles Darsie & Sandra Cook, JT TEN	7/6/01	$25,000
S. Wayne Smith	7/6/01	$25,000
Jeremy K. Mario	7/10/01	$100,000
Christopher B. Mario	7/10/01	$25,000
Delmar A. & Dianne L. Nordstrom	7/17/01	$50,000
Gregory G. Mario	7/20/01	$25,000
James & Donna Deppe	7/20/01	$25,000
Mentor Capital Angel Fund I, LP	7/31/01	$50,000
Mentor Capital Angel Fund I, LP	9/25/01	$50,000
Andrew J. Butler	10/02/01	$50,000
The Hopkins Capital Group, LLC	1/8/02	$50,000
The Hopkins Capital Group, LLC	1/9/02	$50,000
The Hopkins Capital Group, LLC	1/18/02	$50,000
The Hopkins Capital Group, LLC	2/7/02	$100,000
The Hopkins Capital Group, LLC	2/15/02	$100,000
The Hopkins Capital Group, LLC	2/28/02	$50,000
The Hopkins Capital Group, LLC	3/1/02	$150,000
The Hopkins Capital Group, LLC	3/28/02	$80,000
The Hopkins Capital Group, LLC	4/2/02	$120,000
The Hopkins Capital Group, LLC	4/24/02	$80,000
The Hopkins Capital Group, LLC	5/8/02	$20,000
The Hopkins Capital Group, LLC	5/8/02	$100,000
The Hopkins Capital Group, LLC	6/14/02	$50,000
The Hopkins Capital Group, LLC	6/21/02	$50,000

SCHEDULE 4.1(q) (2)

Term Sheet

This Term Sheet describes the terms of the newly created equity security of TEAMM Pharmaceuticals, Inc., a Delaware corporation (“TEAMM”). These securities will be issued to the current holders of the Company’s Convertible Promissory Notes and certain other creditors of the Company.

Form of Security:	Series A Convertible Preferred Stock (the “Preferred Stock”).

Conversion Date of Convertible Promissory Notes and Certain Other Indebtedness:	Anticipated to occur on or before July 31, 2002 in conjunction with the closing of the Company’s line of credit from Harbinger Mezzanine Partners, L.P.

Dividend Rate:	6% of the Liquidation Preference (as described below) per annum, to be paid upon conversion of the Preferred Stock or upon any liquidation of the Company. Each quarter, accrued dividends on the Preferred Stock will, at the election of the Company, be paid in cash or be added to the Liquidation Preference.

Rights, Preferences, Privileges and Restrictions of Preferred:	(1) Ranking; Liquidation Preference: The Preferred Stock will rank senior to all classes of common stock, of the Company. In the event of liquidation, sale, merger, consolidation or winding up of the Company, the holders of the Preferred Stock will be entitled to receive in preference to holders of all other preferred stock and common stock an amount equal to $2.01064 per share, plus all accrued and unpaid dividends (the “Liquidation Preference”).

(2) Conversion Price: The initial conversion price will provide for a one-for-one conversion ratio, subject to adjustment as provided in paragraphs (4) and (5) below.

(3) Mandatory Conversion: Upon the election of the holders of a majority of the Preferred Stock or the closing of an Initial Public Offering of shares of the common stock of the Company at a public offering price that is not less than three times the conversion price per share, with net proceeds to the Company of at least $30 million, the Preferred Stock holders will automatically convert into shares of common stock at the then applicable conversion price.

(4) Price Protection: Subject to customary exceptions, if the Company issues additional shares at a purchase price less than the applicable conversion price of the Preferred Stock the conversion price will be reduced on a customary weighted average basis.

(5) Anti-Dilution: The conversion price of the shares of Preferred Stock will be proportionally adjusted in the event of a stock split or stock dividend with respect to the shares of common stock. The conversion rights will likewise be subject to adjustment in the event of a reclassification or other recapitalization of the common stock, or any merger or disposition of all or substantially all of the Company’s assets, so that the holders of the shares of Preferred Stock will be entitled to receive upon conversion what they would have received if the shares of Preferred Stock had been converted to common stock prior to such an event.

(6) Voting Rights: The Preferred Stock will vote together with the common stock on an as converted basis.

Information Rights:	So long as any of the Preferred Stock is outstanding and until the closing of an Initial Public Offering, the Company will deliver to each holder audited annual and unaudited quarterly and monthly financial statements, annual budgets and other information reasonably requested by any holder of Preferred Stock.

Registration Rights:	(1) Piggy-Back Registration: The Investors will be entitled to unlimited “piggy-back” registration rights on registrations of the Company, subject to customary underwriter’s cutback.

(2) Registration Expenses: The Registration expenses (exclusive of underwriting discounts and commissions but including the fees of one counsel of the selling shareholders) of each of the registrations under paragraph (1) above will be paid by the Company.

SECURED PROMISSORY NOTE

$5,000,000	August 9, 2002

FOR VALUE RECEIVED, the undersigned, TEAMM PHARMACEUTICALS, INC., a Delaware corporation (“Maker”), promises to pay to the order of HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership (“Payee”; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as “Holder”), at the office of Payee at Harbinger Mezzanine Partners, L.P., One Riverchase Parkway South, Birmingham, Alabama 35244, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of thirteen and one-half percent (13.5%) per annum (computed on the basis of a 360-day year).

Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of September, 2002, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until August 8 , 2007 (the “Maturity Date”), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default shall occur under and as defined in that certain Loan Agreement of even date herewith, between Maker and Payee (together with any amendments thereto, the “Loan Agreement”), which Event of Default is not cured following the giving of any applicable notice and within any applicable cure period set forth in the Loan Agreement, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any Event of Default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the “Default Rate”) equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law (the “Maximum Rate”), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default.

In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys’ fees and all court costs.

Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee, as more specifically described in the Loan Agreement.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

Maker hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which

2

concerns this Note or the indebtedness evidenced hereby. It is further agreed that venue for any such action shall he exclusively with courts sitting in Davidson County, Tennessee, unless Holder agrees to the contrary in writing.

HOLDER AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

MAKER:

TEAMM PHARMACEUTICALS, INC., a
Delaware corporation

By:	/s/ Martin G. Baum
Martin G. Baum
President and Chief Executive Officer

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STOCK PURCHASE WARRANT

This STOCK PURCHASE WARRANT (“Warrant”) is issued this 9th day of August, 2002, by TEAMM PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), to HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership (Harbinger Mezzanine Partners, L.P. and any subsequent assignee or transferee hereof are hereinafter referred to collectively as “Holder” or “Holders”).

AGREEMENT:

1. Issuance of Warrant; Term.

(a) For and in consideration of Harbinger Mezzanine Partners, L.P. making a loan to the Company in an amount of $5,000,000 (the “Loan”) pursuant to the terms of a secured promissory note of even date herewith (the “Note”) and related loan agreement of even date herewith (the “Loan Agreement”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 663,414 shares (“Base Amount”) of the Company’s Class A common stock (the “Common Stock”), which the Company represents to equal 15% of the shares of capital stock outstanding on the date hereof, calculated on a fully diluted basis and assuming exercise of this Warrant, provided that in the event that any portion of the indebtedness evidenced by the Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below:

DATE	BASE AMOUNT
August 9, 2003	825,222 shares, which the Company represents to equal 18% of the shares of the Company’s capital stock outstanding on the date hereof calculated on a fully diluted basis after exercise of this Warrant

August 9, 2004	999,320 shares, which the Company represents to equal 21% of the shares of the Company’s capital stock outstanding on the date hereof calculated on a fully diluted basis after exercise of this Warrant

August 9, 2005

1,187,162 shares, which the Company represents to equal 24% of the shares of the Company’s capital stock outstanding on the date hereof calculated on a fully diluted basis after exercise of this Warrant

August 9, 2006

1,253,115 shares, which the Company represents to equal 25% of the shares of the Company’s capital stock outstanding on the date hereof calculated on a fully diluted basis after exercise of this Warrant

(b) As used in this Warrant, “fully diluted basis” means the shares of Common Stock outstanding on the effective date of this Warrant, together with all shares of Common Stock that would be outstanding on such date assuming the issuance of all shares of Common Stock issuable upon the exercise, exchange or conversion of (i) this Warrant, (ii) any securities outstanding as of such date and convertible into or exchangeable for Common Stock (whether or not the rights to exchange or convert thereunder are immediately exercisable) (such convertible or exchangeable securities being herein called “Convertible Securities”), (iii) any rights outstanding as of such date to subscribe for or to purchase, or any warrants or options outstanding as of such date for the purchase of, Common Stock or Convertible Securities (whether or not immediately exercisable) (such rights, warrants or options being herein called “Option Securities”), and (iv) any such Convertible Securities issuable upon the exercise of such Option Securities.

(c) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the “Shares.” This Warrant shall be exercisable at any time and from time to time from the date hereof until August 9, 2012 (the “Expiration Date”).

2. Exercise Price. The exercise price (the “Exercise Price”) per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

3. Exercise. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) in whole or in part, upon delivery of written notice of intent to exercise to the Company in the manner at the address of the Company set forth in Section 16 hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (a) by certified or bank check, (b) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (c) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value equal to the aggregate Exercise Price. In the absence of an established public market for the Common Stock, fair market value shall be established by the Company’s board of directors in a commercially reasonable manner. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within 15 days

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thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

4. Covenants and Conditions. The above provisions are subject to the following:

(a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws (“Blue Sky Laws”). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Chambliss, Banner & Stophel, P.C. is acceptable counsel). Transfer of the Shares shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

(b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number

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of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

(c) The Company covenants and agrees that it shall not sell any shares of the Company’s capital stock at a price per share below the fair market value of such shares, without the prior written consent of the Holder hereof. In the event that the Company sells shares of Common Stock at a price per share below the fair market value of such shares (a “Below Market Transaction”), without the prior written consent of the Holder hereof, the Company covenants and agrees that the number of shares issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares issuable pursuant to this Warrant prior to the Below Market Transaction by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to consummation of the Below Market Transaction plus the number of shares of Common Stock issued in the Below Market Transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Below Market Transaction plus the number of shares of Common Stock that the aggregate consideration received by the Company in the Below Market Transaction would purchase at fair market value. For purposes of this subsection, Common Stock shall be deemed to include that number of shares of Common Stock that would be obtained assuming (i) the conversion of any securities of the Company which, by their terms, are convertible into or exchangeable for Common Stock, and (ii) the exercise of all options to purchase or rights to subscribe for Common Stock or securities which, by their terms, are convertible into or exchangeable for Common Stock. In the absence of an established public market for the securities sold by the Company hi a Below Market Transaction, fair market value shall be established by the Company’s board of directors in a commercially reasonable manner. Notwithstanding the foregoing to the contrary, the Company may issue shares of Common Stock or options for shares of Common Stock for up to 762,571 shares out of the shares available for issuance under the Company’s stock option plan as reflected on the capitalization table attached to the Loan Agreement as Schedule 2.1 (e).

(d) The Company covenants and agrees that if the computation of the Shares is understated because any capital stock of the Company, Convertible Securities and/or Option Securities outstanding on the date hereof were excluded from said computation, then the Shares shall be correspondingly increased to take such shares, securities and/or options into account on a proportionate basis.

5. Transfer of Warrant. Prior to an Event of Default (as defined in the Loan Agreement), this Warrant may not be transferred without the prior written consent of the Company, except that subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any affiliate of Holder or affiliate of the general partner of Holder, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

6. Warrant Holder Not Shareholder: Rights Offering; Preemptive Rights; Preference Rights. Except as otherwise provided herein, this Warrant does not confer upon the

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Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company’s shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Holder shall have preemptive rights. The Company shall not issue any securities which entitle the holder thereof to obtain any preference over holders of Common Stock upon the dissolution, liquidation, winding-up, sale, merger, or reorganization of the Company without the prior written consent of the Holder.

7. Observation Rights. The Holder of this Warrant shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company’s Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company’s Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full; provided that such representative shall execute such confidentiality agreement in favor of the Company as the Company may reasonably request.

8. Financial Statements and Reports. Unless the Company is otherwise furnishing such information to the Holder hereof, from the date hereof, the Company shall deliver to the Holder the following financial information:

(a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders’ equity and cash flows of the Company and its subsidiaries for such fiscal year, audited and reported upon, without qualification, by an independent public accounting firm acceptable to Holder and the Company, accompanied by an unaudited consolidating balance sheet of the Company and its subsidiaries as of the end of such fiscal year and an unaudited consolidating statement of income of the Company and its subsidiaries for such fiscal year, certified by the Company’s president, chief executive officer or chief financial officer and (ii) a written discussion and analysis by the management of the Company of the financial statements furnished in respect of such fiscal year;

(b) as soon as available and in any event within 30 days after the end of each month, (i) an unaudited consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such month, the related consolidated and consolidating statement of income of the Company and its subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such month and the related consolidated statements of shareholders’ equity and cash flows of the Company and its subsidiaries for such period, certified by the Company’s president, chief executive officer or chief financial officer and (ii) a written discussion and analysis by the management of the Company of the financial statements furnished in respect of such period, in a form consistent with the discussion and analysis currently prepared internally by the Company for use by its management;

(c) within 30 days prior to the beginning of each fiscal year of the Company, a budget of the Company and its subsidiaries for such fiscal year setting forth, in reasonable

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detail, a balance sheet and statements of income, shareholders’ equity and cash flows for such fiscal year; and

(d) with reasonable promptness, such other financial data as the Holder may reasonably request.

9. Adjustment Upon Changes in Stock.

(a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 9(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 9(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

(b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 9(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 9(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

10. Put Agreement.

(a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the “Put”) during the Put Period (as hereinafter defined), at a purchase price (the “Put Price”) equal to the Fair Market Value (as determined under subsection (c) below) of the shares of Common Stock issuable to Holder upon exercise of this Warrant less the Exercise Price. Capitalized terms not otherwise defined in this Section shall have the meaning ascribed to them in the Loan Agreement.

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“Put Period” means the period commencing on the earliest of (i) the Maturity Date (as defined in the Note), or (ii) the occurrence of a Significant Event (as hereinafter defined), and terminating on the Expiration Date.

“Significant Event” means any of the following events: (i) any change of management or control of the Company whether by merger, sale, consolidation or otherwise, (ii) any public offering by the, Company of capital stock, (iii) any filing by the Company for protection under the Bankruptcy Code, or (iv) any material breach under the Loan Agreement. For purposes of the definition of Significant Event, “change of control of the Company” shall mean (A) with regard to a merger or consolidation, the Company or a wholly-owned subsidiary of the Company is not the party into whom the Company is merged or consolidated, (B) with respect to a sale of substantially all of the assets of the Company, substantially all of the assets of the Company have been sold to a third party that is not a wholly-owned subsidiary of the Company and (C) with respect to the sale or disposition of the capital stock of the Company, more than 50% of the . outstanding stock of the Company is sold.

(b) Holder may exercise the Put by delivery of written notice (the “Put Notice”) of such exercise to the Company in the manner and at the address of the Company set forth in Section 16 hereof. The Company shall pay to Holder, in cash or by wire transfer of immediately available funds, the Put Price within 30 days of the receipt of the Put Notice.

(c) For purposes of this Section 10, the Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant shall be determined by mutual agreement between the Company and Holder or, if no agreement is reached, as follows:

(i) The Company and the Holder shall each appoint an independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy, and without taking into consideration that (A) such shares would constitute a minority interest and (B) would lack liquidity.

(ii) If the higher of the two appraisals is not 10% greater than the lower of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the higher of the two appraisals is equal to or greater than 10% more than the lower of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

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(iii) The Fair Market Value after the appointment of the third appraiser shall be the mean of the three appraisals.

(iv) The fees and expenses of the appraisers shall be paid one-half by the Company and one-half by the Holder.

11. Registration.

(a) The Company and the Holder of the Warrant and the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering (including its initial public offering), it will give notice in writing to such effect to the Holder(s) at least 30 days prior to such filing, and, at the written request of any such registered holder, made within 10 days after the receipt of such notice, will include therein at the Company’s cost and expense (including the fees and expenses of counsel to such Holder(s), but excluding underwriting discounts, commissions and firing fees attributable to the Shares included therein) such of the Shares as such Holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total amount of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder unless all of the Shares are included in the offering).

(b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) 180 days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (1) the underwriters, if any, shall reasonably object to such filing or (2) if information in such registration statement

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or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

(ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 11(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

(iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

(iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

(v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

(vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

(vii) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

(viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration

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statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

(ix) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such, documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

(x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

(xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of the Shares to the underwriters.

(xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

(xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primary underwritten offerings; (B) use its best efforts to obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of a

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majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial ‘data or other expertized material contained therein). If for any reason the Company’s counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

(xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such 12-month periods.

(c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

(d) The Company’s obligations under Section 11(a) above with respect to each Holder of Shares are expressly conditioned upon such Holder’s furnishing to the Company in writing such information concerning such holder and the terms of such holder’s proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each Holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such Holder of the Shares expressly for use in connection with such registration statement; and such Holder

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shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls, such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

(e) For purposes of this Section 11, all of the Shares shall be deemed to be issued and outstanding.

12. Certain Notices. In case at any time the Company shall propose to:

(a) declare any cash dividend upon its Common Stock, except as expressly . permitted under the Loan Agreement;

(b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

(c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

(d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

(e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

(f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least 20 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

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13. Rights of Co-Sale.

(a) None of the shareholders of the Company listed on the signature page hereof (the “Shareholders”) shall enter into any transaction that would result in the sale by it of any capital common stock of the Company now or hereafter owned by it, unless prior to such sale such Shareholder shall give written notice (the “Co-Sale Notice”) to Holder addressed and delivered as set forth in Section 16 hereof, of its intention to effect such sale in order that Holder may exercise its rights under this Section 13 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by such Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by such Shareholder to cause to be included with the shares to be sold by it in the sale, on a share-by- share basis and on the same terms and conditions, the Shares issuable or issued to Holder pursuant this Warrant.

(b) If Holder has not accepted such offer in writing within a period of 10 days from the date of receipt of the Co-Sale Notice, then such Shareholder shall thereafter be free for a period of 90 days to sell the number of shares specified in the Co-Sale Notice, at a price no greater than the price set forth in the Co-Sale Notice and on otherwise no more favorable terms to such Shareholder than as set forth in the Co-Sale Notice, without any further obligation to Holder in connection with such sale. In the event that such Shareholder fails to consummate such sale within such 90-day period, the shares specified in the Co-Sale Notice shall continue to be subject to this Section 13.

(c) If Holder accepts such offer in writing within the 10-day period, then such acceptance shall be irrevocable unless such Shareholder shall be unable to cause to be included in the sale the number of Shares of stock held by Holder and set forth in the written acceptance. In that event, such Shareholder and Holder shall participate in the sale equally, with such Shareholder and Holder each selling half the total number of such shares to be sold in the sale.

14. Remedies. If the Company or any Shareholder violates, breaches or defaults under this Warrant, the Holder may proceed to protect and enforce its rights by any action at law, suit in equity or other appropriate proceeding, whether for specific performance of any agreement contained in this Warrant, or for an injunction against a violation of any of the terms hereof, or in and of the exercise of any power granted hereby or by law. In case of any violation, breach or default under this Warrant, the Company or any Shareholder, as applicable, shall pay. to the Holder on demand all costs and expenses of enforcing the Holder’s rights under this Warrant, including, without limitation, reasonably attorneys’ fees and legal expenses.

15. Article and Section Headings; Defined Terms. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant. When used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all other genders, as appropriate.

16. Notice. Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address

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set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Warrant:

The address of Lender is:	Harbinger Mezzanine Partners, L.P.
One Riverchase Parkway South
Birmingham, Alabama 35244
Attention: Mr. David A. Boutwell
Telecopy No.: 205/987-5599

with a copy to:	Harbinger Mezzanine Partners, L.P.
618 Church Street, Suite 500
Nashville, Tennessee 37219
Attention: Mr. John C. Harrison
Telecopy No.: 615/301-6401

and

Chambliss, Banner & Stophel, P.C.
1000 Tallan Building
Two Union Square
Chattanooga, Tennessee 37402
Attention: Mr. J. Patrick Murphy
Telecopy No.: 423/265-9574

The Address of Borrower is:	TEAMM Pharmaceuticals, Inc.
3000 Aerial Center Parkway, Suite 110
Morrisville, North Carolina 27560
Attention: Mr. Martin G. Baum
Telecopy No.: 919/481-9311

with a copy to:	Hutchison & Mason, PLLC
3110 Edwards Mill Road, Suite 100
Raleigh, North Carolina 27612
Attention: J. Robert Tyler, III
Telecopy No.: 919/829-9696

17. Severability. If any provisions(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18. Entire Agreement. This Warrant between the Company and Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

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19. Governing Law and Amendments. This Warrant shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

20. Counterparts. This Warrant may be executed in any number of counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

21. Consent to Jurisdiction: Exclusive Venue. The Company hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Holder may be a party and which concerns this Warrant. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Holder agrees to the contrary in writing.

22. Waiver of Trial by Jury. HOLDER AND THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT.

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IN “WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

COMPANY:

TEAMM Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Martin G. Baum
Martin G. Baum
President and Chief Executive Officer

HOLDER:

HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership

By:	Harbinger Mezzanine GP, LLC, its General Partner

	By:	Harbinger Mezzanine Manager, Inc., its Manager

	By:	/s/ John C. Harrison
	Title:	Director

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For and in consideration of the Holder making the Loan to the Company pursuant to the Loan Agreement, the undersigned have executed or caused this Warrant to be executed as of the date first above written for the purposes of agreeing to the terms and conditions of Sections 13 and 14 hereof and agreeing to refrain from taking any action inconsistent with the terms hereof.

SHAREHOLDERS:

/s/ Martin G. Baum
Martin G. Baum

/s/ Gary V. Cantrell
Gary V. Cantrell

/s/ Nicholas J. Leb
Nicholas J. Leb

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of the 9th day of August, 2002, by and between TEAMM PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), and HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership (“Lender”).

RECITALS:

WHEREAS, Lender is making a loan (the “Loan”) in the amount of $5,000,000 to Borrower, pursuant to that certain Loan Agreement of even date herewith by and between Borrower and Lender, as it may be amended, modified or extended from time to time (the “Loan Agreement”); and

WHEREAS, in connection with the making of the Loan, Lender desires to obtain from Borrower and Borrower desires to grant to Lender a security interest in certain collateral more particularly described below.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. Borrower hereby grants to Lender a security interest in the following described property (collectively, the “Collateral”):

(a) presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing (collectively, “Accounts”);

(b) present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and Borrower’s Books relating to any of the foregoing (collectively, “General Intangibles”);

(c) present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper, and Borrower’s Books relating to any of the foregoing (collectively, “Negotiable Collateral”);

(d) present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower’s present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing (collectively, “Inventory”);

(e) present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, “Equipment”);

(f) present and hereafter acquired books and records including: ledgers; records indicating, summarizing, or evidencing Borrower’s assets or liabilities, or the collateral; all information relating to Borrower’s business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, “Borrower’s Books”);

(g) present and hereafter acquired securities (whether certificated or uncertificated), securities accounts, commodity contracts and accounts, securities entitlements and other investment property (collectively “Investment Property”);

(h) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the accounts, general Intangibles, Negotiable Collateral, Inventory, Equipment, or any portion thereof or interest therein and the proceeds thereof.

2. Revised Article 9. Borrower acknowledges and agrees to the following provisions with respect to the application of revised Article 9 of the Uniform Commercial Code, in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, as contained in Appendix XVI of the 1999 edition of the Uniform Commercial Code Official Text (as adopted in the applicable jurisdiction, “Revised Article 9”):

(a) Attachment. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of Borrower secured by this Agreement, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: instruments (including promissory notes), accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit

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rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds thereof, wherever located, whether now owned or hereafter acquired.

(b) Perfection by Filing. Borrower hereby specifically authorizes Lender at any time and from time to time to file financing statements, continuation statements and amendments thereto that describe the Collateral and contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to the Lender promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Lender on behalf of Borrower and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in such jurisdiction. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attomey-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender’s discretion, for the limited purpose of carrying out the terms of this subsection regarding perfection by filing. Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this subsection are coupled with an interest and are irrevocable until all of the Obligations (as defined in the Loan Documents) have been paid and satisfied in full.

(c) Other Perfection, etc. At any time and from time to time, Borrower shall, whether or not Revised Article 9 is in effect in any applicable jurisdiction, take such steps as the Lender may reasonably request for Borrower (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Lender, of any bailee having possession of any of the Collateral, that such bailee holds such Collateral for the Lender, (ii) to obtain control of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9) as set forth in Revised Article 9, and, where control is established by written agreement, such agreement shall be in form and substance reasonably satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised Article 9 in any applicable jurisdiction.

(d) Savings Clause. Nothing contained in this Section 2 shall be construed to narrow the scope of Lender’s security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Lender, except (and then only to the extent) as mandated by Revised Article 9, if applicable in a particular jurisdiction.

3. Secured Indebtedness. The security interest granted hereby shall secure the prompt payment of the Obligations (as defined in the Loan Agreement) and the prompt performance of each of the covenants and duties under the Loan Documents (as defined in the Loan Agreement).

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4. Representations and Warranties of Borrower. Borrower represents, warrants and agrees as follows:

(a) Except as set forth on Schedule 4(a) hereto (the “Permitted Encumbrances”), Borrower is the owner of the Collateral free and clear of any liens and security interests. Borrower will defend the Collateral against the claims and demands of all persons other than the holders of the Permitted Encumbrances.

(b) The address set forth on Schedule 4(b) hereto is Borrower’s principal place(s) of business and the location of all tangible Collateral and the place where the records concerning all intangible Collateral are kept and/or maintained.

(c) Borrower will pay all costs of filing of financing, continuation and termination statements with respect to the security interests created hereby, and Lender is authorized to do all things that it deems necessary to perfect and continue perfection of the security interests created hereby and to protect the Collateral.

5. Agreements With Respect to the Collateral. Borrower covenants and agrees with Lender as follows:

(a) Borrower will not permit any of the Collateral to be removed from the location specified herein, except for temporary periods in the normal and customary use thereof, without the prior written consent of Lender. Notwithstanding the foregoing, so long as an Event of Default has not occurred, Borrower shall have the right to process and sell Borrower’s Inventory in the regular course of business.

(b) Borrower shall notify Lender in writing of any change in the location of Borrower’s principal place of business or the location of any tangible Collateral or the place(s) where the records concerning all intangible Collateral are kept or maintained.

(c) Borrower will keep the Collateral in good condition and repair and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may impair the value of any of the Collateral. If Borrower fails to pay such sums, Lender may do so for Borrower’s account and add the amount thereof to the Obligations.

(d) Until the occurrence of an Event of Default, Borrower shall be entitled to possession of the Collateral and to use the same in any lawful manner, provided that such use does not cause excessive wear and tear to the Collateral, cause it to decline in value at an excessive rate, or violate the terms of any policy of insurance thereon.

(e) Borrower will not sell, exchange, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of Lender. Notwithstanding the foregoing, so long as an Event of Default has not occurred, Borrower shall have the right to process and sell Borrower’s Inventory in the regular course of business. Lender’s security interest hereunder shall attach to all proceeds of all sales or other dispositions of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be promptly

4

delivered to Lender and subject to the security interest granted hereby. If at any time any of Borrower’s inventory is represented by any document of title, such document of title will be delivered promptly to Lender and subject to the security interest granted hereby.

(f) Borrower will not allow the Collateral to be attached to real estate in such manner as to become a fixture or a part of any real estate.

(g) Borrower will at all times keep the Collateral insured against all insurable hazards in amounts equal to the full cash value of the Collateral. Such insurance shall be in such companies as may be acceptable to Lender, with provisions satisfactory to Lender for payment of all losses thereunder to Lender as its interests may appear. If required by Lender, Borrower shall deposit the policies with Lender. Any money received by Lender under said policies may be applied to the payment of the Obligations, whether or not due and payable, or at Lender’s option may be delivered by Lender to Borrower for the purpose of repairing or restoring the Collateral. Borrower assigns to Lender all right to receive proceeds of insurance not exceeding the amounts secured hereby, directs any insurer to pay .all proceeds directly to Lender, and appoints Lender Borrower’s attomey-in-fact to endorse any draft or check made payable to Borrower in order to collect the benefits of such insurance. If Borrower fails to keep the Collateral insured as required by Lender, Lender shall have the right to obtain such insurance at Borrower’s expense and add the cost thereof to the Obligations.

(h) Borrower will not permit any liens or security interests other than those created by this Agreement and the Permitted Encumbrances to attach to any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the security intended to be afforded by this Agreement, nor permit any tangible Collateral to become attached to or commingled with other goods without the prior written consent of Lender.

6. Remedies Upon Default. Upon an Event of Default under and as defined in the Loan Agreement, Lender may pursue any or all of the following remedies, without any notice to Borrower except as required below:

(a) Lender may give written notice of default to Borrower, following which Borrower shall not dispose of, conceal, transfer, sell or encumber any of the Collateral (including, but not limited to, cash proceeds) without Lender’s prior written consent, even if such disposition is otherwise permitted hereunder in the ordinary course of business. Any such disposition, concealment, transfer or sale after the giving of such notice shall constitute a wrongful conversion of the Collateral. Lender may obtain a temporary restraining order or other equitable relief to enforce Borrower’s obligation to refrain from so impairing Lender’s Collateral.

(b) Lender may take possession of any or all of the Collateral. Borrower hereby consents to Lender’s entry into any of Borrower’s premises to repossess Collateral, and specifically consents to Lender’s forcible entry thereto as long as Lender causes no significant damage to the premises in the process of entry (drilling of locks, cutting of chains and the like do not in themselves cause “significant” damage for the purposes hereof) and provided that Lender accomplishes such entry without a breach of the peace.

5

(c) Lender may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least five days prior to sale. Lender may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. The Collateral may be sold in such lots as Lender may elect, in its sole discretion. Lender may take such action as it may deem necessary to repair, protect, or maintain the Collateral pending its disposition.

(d) Lender may recover any or all proceeds of accounts from any bank or other custodian who may have possession thereof. Borrower hereby authorizes and directs all custodians of Borrower’s assets to comply with any demand for payment made by Lender pursuant to this Agreement, without the need of confirmation from Borrower and without . making any inquiry as to the existence of an Event of Default or any other matter. Lender may engage a collection agent to collect accounts for a reasonable percentage commission or for any other reasonable compensation arrangement.

(e) Lender may notify any or all account debtors that subsequent payments must be made directly to Lender or its designated agent. Such notice may be made over Lender’s signature or over Borrower’s name with no signature or both, in Lender’s discretion. Borrower hereby authorizes and directs all existing or future account debtors to comply with any such notice given by Lender, without the need of confirmation from Borrower and without making any inquiry as to the existence of an Event of Default or as to any other matter.

(f) Lender may, but shall not be obligated to, take such measures as Lender may deem necessary in order to collect any or all of the accounts. Without limiting the foregoing, Lender may institute any administrative or judicial action that it may deem necessary in the course of collecting and enforcing any or all of the accounts. Any administrative or judicial action or other action taken by Lender in the course of collecting the accounts may be taken by Lender in its own name or in Borrower’s name. Lender may compromise any disputed claims and may otherwise enter into settlements with account debtors or obligors under the accounts, which compromises or settlements shall be binding upon Borrower. Lender shall have no duty to pursue collection of any account, and may abandon efforts to collect any account after such efforts are initiated.

(g) Lender may, with respect to any account involving uncompleted performance by Borrower, and with respect to any general intangible or other Collateral whose value may be preserved by additional performance on Borrower’s part, take such action as Lender may deem appropriate including, but not limited, to performing or causing the performance of any obligation of Borrower thereunder, the making of payments to prevent defaults thereunder, and the granting of adequate assurances to other parties thereto with respect to future performance. Lender’s action with respect to any such accounts or general intangibles shall not render Lender liable for further performance thereunder unless Lender so agrees in writing.

(h) Lender may exercise its hen upon and right of setoff against any monies, items, credits, deposits or instruments that Lender may have in its possession and that belong to Borrower or to any other person or entity liable for the payment of any or all of the Obligations.

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(i) Lender may exercise any right that it may have under any other document evidencing or securing the Obligations or otherwise available to Lender at law or equity.

7. Audits and Examinations. Lender shall have the right, at any time, by its own auditors, accountants or other agents, to examine or audit any of the books and records of Borrower, or the Collateral, all of which will be made available upon request. Such accountants or other representatives of Lender will be permitted to make any verification of the existence of the Collateral or accuracy of the records that Lender deems necessary or proper. Any reasonable expenses incurred by Lender in making such examination, inspection, verification or audit shall be paid by Borrower promptly on demand and shall constitute part of the Obligations.

8. Termination Statement. Following the payment in full of the Obligations and termination of any commitment of Lender to make any future advances to Borrower, Lender shall send a termination statement with respect to any financing statement filed to perfect Lender’s security interests in any of the Collateral to Borrower or cause such termination statement to be filed with the appropriate filing officer(s).

9. Power of Attorney. Borrower hereby constitutes Lender or its designee, as Borrower’s attomey-in-fact with power, upon the occurrence and during the continuance of an Event of Default, to endorse Borrower’s name upon any notes, acceptances, checks, drafts, money orders, or other evidences of payment or Collateral that may come into either its or Lender’s possession; to sign the name of Borrower on any invoice or bill of lading relating to any of the accounts receivable, drafts against customers, assignments and verifications of accounts receivable and notices to customers; to send verifications of accounts receivable; to notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as Lender may designate; to execute any of the documents referred to in Section 4(c) hereof in order to perfect and/or maintain the security interests and liens granted herein by Borrower to Lender; to do all other acts and things necessary to carry out the purposes of and remedies provided under this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission (other than acts of gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest is irrevocable until all of the Obligations are paid in full and any and all promissory notes executed in connection therewith are terminated and satisfied.

10. Binding Effect. This Agreement shall inure to the benefit of Lender’s successors and assigns and shall bind Borrower’s heirs, representatives, successors and assigns.

11. Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforceability of the remaining provisions of this Agreement.

12. Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

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13. Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of Borrower in connection herewith shall survive the execution and delivery of this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

15. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

16. Consent to Jurisdiction; Exclusive Venue. Borrower hereby irrevocably consents to the Jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

17. Waiver of Trial by Jury. LENDER AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

18. Notice. Any notice under this Agreement shall be made in accordance with the terms of the Loan Agreement.

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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement, or have caused this Agreement to be executed as of the date first above written.

BORROWER:

TEAMM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Martin G. Baum
Martin G. Baum
President and Chief Executive Officer

LENDER:

HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership

By:	Harbinger Mezzanine GP, LLC, its General Partner

By:	Harbinger Mezzanine Manager, Inc., its Manager

By:	/s/ John C. Harrison
Title:	Director

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SCHEDULE 3(a)

PERMITTED ENCUMBRANCES

None.

SCHEDULE 3(b)

PRINCIPAL PLACE(S) OF BUSINESS

AND LOCATION(S) OF COLLATERAL

TEAMM Pharmaceuticals, Inc.

3000 Aerial Center Parkway, Suite 110

Morrisville, NC 27560

DDN/Obergfel LLC

4880 Mendenhall Road

Memphis, TN 38141

FIRST AMENDMENT TO LOAN AGREEMENT

AND LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS (“Amendment”) dated as of 24th day of March, 2005, is made and entered into on the terms and conditions hereinafter set forth, by and between TEAMM PHARMACEUTICALS, INC., a Florida corporation and successor by merger to TEAMM Pharmaceuticals, Inc., Delaware corporation (“Borrower”) and HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership (“Lender”).

RECITALS:

WHEREAS, on August 9, 2002 Lender made a term loan (the “Loan”) in the principal amount of $5,000,000 to TEAMM Pharmaceuticals, Inc., a Delaware corporation (“Delaware TEAMM”) pursuant to that certain Loan Agreement dated August 9, 2002 by and between Delaware TEAMM and Lender, as it may be amended, modified or extended from time to time (the “Loan Agreement”); and

WHEREAS, pursuant to an Agreement of Merger and Plan of Reorganization dated January 8, 2003, by and among Accentia Biopharmaceuticals, Inc. (“Accentia”), Delaware TEAMM, and certain others, Delaware TEAMM and Borrower merged;

WHEREAS, pursuant to the terms of the Loan Agreement Borrower is required to maintain and satisfy certain financial covenants;

WHEREAS, Borrower has requested and Lender has agreed to waive compliance with certain financial covenants under the Loan Agreement until the calendar quarter ending September 30, 2005 as set forth in this Amendment;

WHEREAS, Borrower has offered to buy and Lender has agreed to sell that certain Stock Purchase Warrant dated August 9, 2002 issued by Borrower in favor of Lender (the “Warrant”) for $2,000,000 with the purchase price being paid by adding such amount to the outstanding principal balance of the Note which shall be amended and restated on the date hereof pursuant to a promissory note in the form attached hereto as Exhibit A (as amended and restated, the “New Note”);

WHEREAS, Borrower has requested and Lender has agreed to modify the payment terms of the Note as evidenced by the New Note; and

WHEREAS, this Amendment shall amend the Loan Documents.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

2. Borrower shall pay to Lender all expenses of Lender incurred in connection with this Amendment, including legal fees and expenses.

3. Lender hereby waives Borrower’s compliance with the financial covenants set forth in Section 3.20 of the Loan Agreement until the calendar quarter ending September 30, 2005.

4. Lender acknowledges and agrees that (a) upon the execution and delivery of this Amendment, to its knowledge, the Loan Agreement is current and in good standing and (b) Lender will execute and deliver to Accentia the Agreement and Waiver attached hereto as Exhibit B.

5. The waiver by Lender as set forth in Section 3 hereof is subject to Borrower’s delivery to Lender of the Closing Documents as provided in Section 12 hereof.

6. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against Borrower and Accentia, as applicable according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, (b) following the execution and delivery of this Amendment, no default or Event of Default presently exists under the Loan Documents and (c) following the execution and delivery of this Amendment, to the knowledge of Borrower no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or Event of Default. Borrower further acknowledges that Borrower’s obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of setoff.

7. The terms “Loan Document” and “Loan Documents” as defined in the Loan Agreement are amended to include this Amendment and the term “Note” as defined in the Loan Agreement is amended to include the New Note.

8. Borrower acknowledges and agrees that the New Note is secured and further evidenced by the Loan Documents.

9. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

10. Borrower and Lender hereby amend the Warrant as follows: (a) the term “Put Period” shall be amended to commence on the date of this Amendment; (b) the term “Put Price”

shall be amended to mean $2,000,000; and (c) to specify that the Put Price shall be paid by adding the Put Price to the outstanding principal amount due under the Note.

11. Lender hereby puts and sells the Warrant to Borrower and Borrower hereby agrees to redeem and purchase the Warrant and pay the Put Price by the execution and delivery of the New Note. Upon the execution and delivery of this Amendment and the delivery of the fully executed Closing Documents, the Warrant shall be terminated and Lender shall have no continuing rights there under including, without limitation, Lender shall have no (a) right to purchase (including but not limited to any first right of refusal or preemptive right) any capital stock of Accentia or Borrower and (b) right to participate (or require or demand participation) in any registration statement filed by Accentia or Borrower with the SEC or any state securities department. In exercising the put under the Warrant, Lender has relied upon its right of inspection of the books and records of Accentia and Borrower including the right to ask all questions of the officers and directors of Accentia and Borrower. Further Lender has been advised of and has had full right of inquiry regarding the registration statement and underwriting proposed by Accentia.

12. This Amendment shall close on March 24, 2005, at the offices of Lender (the “Closing”). At the Closing of this Amendment the following documents shall be delivered (the “Closing Documents”).

(a) Borrower and Accentia shall deliver.

(i) An opinion of Borrower’s and Accentia’s general counsel, Samuel Duffey, dated the date of the Amendment, in form and substance satisfactory to Lender’s counsel, Miller & Martin PLLC.

(ii) A Guaranty Agreement in the form of Exhibit C executed by Accentia, in form and substance satisfactory to Lender.

(iii) Copies of the corporate charter or articles of incorporation and other publicly filed organizational documents of Borrower and Accentia, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower and Accentia are incorporated.

(iv) Certified (as of the date of this Agreement) copies of all corporate action taken by Borrower and Accentia, including resolutions of their Boards of Directors, authorizing the execution, delivery and performance of this Amendment, the New Note and the Guaranty.

(v) The New Note.

(vi) Such other documents and instruments as Lender may reasonably request.

(b) At the Closing Lender shall deliver the following documents to Accentia and Borrower.

(i) The original Warrant marked “Cancelled,” together with an Assignment document for the Warrant.

(ii) A fully executed Agreement and Waiver in the form of Exhibit B.

13. Except as modified and amended hereby, the Loan Documents shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BORROWER:

TEAMM PHARMACEUTICALS, INC.

By:	/s/ James McNulty
Title:	Asst. Secretary

LENDER:

HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership

By:	Harbinger Mezzanine GP, LLC, its General Partner

	By:	Harbinger Mezzanine Manager, Inc., its Manager

	By:	/s/ John C. Harrison
	Title:	Director

ACKNOWLEDGED AND AGREED TO:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell
Title:	Chairman & CEO

Signature Page	First Amendment to Loan Agreement and Loan Documents

EXHIBIT A

FORM OF PROMISSORY NOTE

AMENDED AND RESTATED

SECURED PROMISSORY NOTE

$7,000,000	March 24, 2005

FOR VALUE RECEIVED, the undersigned, TEAMM PHARMACEUTICALS, INC., a Delaware corporation (“Maker”), promises to pay to the order of HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership (“Payee”; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as “Holder”), at the office of Payee at Harbinger Mezzanine Partners, L.P., One Riverchase Parkway South, Birmingham, Alabama 35244, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of SEVEN MILLION AND NO/100THS DOLLARS ($7,000,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of thirteen and one-half percent (13.5%) per annum (computed on the basis of a 360-day year). This Note amends and restates and increases the principal amount that certain Secured Promissory Note dated August 9, 2002 in the original principal amount of $5,000,000 (the “Original Note”). The increase of the principal amount of the Original Note by $2,000,000 represents the purchase price of that certain Stock Purchase Warrant dated August 9, 2002 issued by Maker in favor of Holder, which Maker is redeeming and purchasing from Holder on the date hereof. This Note does not constitute a novation of the Original Note.

Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of April, 2005, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until June 30, 2006 (the “Maturity Date”), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full. In the event Maker successfully completes an initial public offering of its capital stock (“IPO”) on or before the date that is 30 days prior to the Maturity Date, a principal payment in the amount of TWO MILLION AND NO/100THS DOLLARS ($2,000,000.00) shall be due and payable on the date that is 30 days after the IPO.

The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default shall occur under and as defined in that certain Loan Agreement of even date herewith, between Maker and Payee (together with any amendments thereto, the “Loan Agreement”), which Event of Default is not cured following the giving of any applicable notice and within any applicable cure period set forth in the Loan Agreement, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any Event of Default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the “Default Rate”) equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law (the “Maximum Rate”), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default.

In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys’ fees and all court costs.

Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee, as more specifically described in the Loan Agreement.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law maybe applicable to the determination of the Maximum Rate.

Maker hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Note or the indebtedness evidenced hereby. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Holder agrees to the contrary in writing.

HOLDER AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

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As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

MAKER:

TEAMM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Martin G. Baum
Martin G. Baum
President and Chief Executive Officer

Signature Page	Amended and Restated Secured Promissory Note–TEAMM Pharmaceuticals, Inc.

EXHIBIT B

AGREEMENT AND WAIVER

AGREEMENT AND WAIVER

THIS AGREEMENT AND WAIVER (this “Agreement”) is entered into as of March 24th, 005, by and between HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership (“Harbinger”), and ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (the “Company”).

WHEREAS, the Company is proposing to undertake an initial public offering of its common stock, par value $.01 per share (the “Offering”).

WHEREAS, Harbinger holds a warrant to purchase shares of Series D Convertible Preferred Stock of the Company.

WHEREAS, in connection with the Offering, the Company and Harbinger desire to enter into certain waivers and agreements, as set forth herein.

WHEREAS, Harbinger, the Company and TEAMM Pharmaceuticals, Inc. have entered into the First Amendment To Loan Agreement and Loan Documents dated on the date hereof (the “Amendment”).

NOW, THEREFORE, for good and valuable consideration, including the pursuit of the Offering by the Company, the Company and Harbinger hereby agree as follows:

1. Exercise of Put Rights. Reference is hereby made to that certain Stock Purchase Warrant, dated August 9, 2002, originally entered into between Harbinger and TEAMM Pharmaceuticals, Inc. (the “Warrant”). On the date hereof Harbinger exercised its Put rights under the Warrant and as a result thereof has no rights in, to or under the Warrant. Further, Harbinger has no other right or entitlement (including but not limited any warrant, option, conversion right, preemptive right or other agreement) to purchase any shares of the Company or TEAMM capital stock (including but not limited to shares of Series D Preferred stock and shares of common stock).

2. Estoppel. Immediately prior to the closing of the Amendment, the outstanding principal and interest owing to Harbinger under that certain secured promissory note, dated August 9, 2002, was (a) principal amount of $5,000,000 and (b) accrued interest of $                    .

3. Waiver of Rights Granted by Warrant. Upon the closing of the Amendment, Harbinger hereby irrevocably waives any registration rights it may have had under the Warrant, and irrevocably and permanently waives any right that it may have had under the Warrant to require the Company to purchase any securities including shares issuable pursuant to the Warrant. Upon the closing of the Amendment, the provisions of the Warrant shall be deemed to be terminated.

4. Acknowledgment of PPD Rights. Harbinger hereby acknowledges that the Company and Pharmaceutical Product Development, Inc. (“PPD”) have entered into a Amended and Restated Investors’ Rights Agreement, dated January 7, 2005 (the “Amended PPD Agreement”), pursuant to which the Company has granted to PPD certain additional registration rights with respect to the shares of Company common stock issuable upon the conversion of 5 million shares of Series E Convertible Preferred Stock of the Company held by PPD as of January 7, 2005 (the “PPD Shares”). Specifically, Harbinger acknowledges that the Amended PPD Agreement will permit PPD to include the PPD Shares in the Company’s registration statement for the Offering and resell the PPD Shares as a part of the Offering up to maximum aggregate gross proceeds of $12,000,000. Upon the closing of the Amendment, Harbinger hereby waives the applicability of Section 11(c) of the Warrant to the extent that the provisions of the Amended PPD Agreement would require the consent of Harbinger under said Section 11(c), and Harbinger hereby consents to the grant of the additional registration rights included in the Amended PPD Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership

By:	Harbinger Mezzanine GP, LLC, its General Partner

	By:	Harbinger Mezzanine Manager, Inc., its Manager

	By:	/s/ John C. Harrison
	Title:	Director

Signature Page	Agreement and Waiver

ASSIGNMENT

For and in consideration of the issuance of the Amended and Revised Secured Promissory Note in payment of $2,000,000, the undersigned hereby assigns to TEAMM Pharmaceuticals, Inc., a Florida corporation and successor by merger to TEAMM Pharmaceuticals, Inc., Delaware corporation, that certain Stock Purchase Warrant dated August 9, 2002 issued by TEAMM Pharmaceuticals, Inc., a Delaware corporation, in favor of Harbinger Mezzanine Partners, L.P. and agrees that Teamm Pharmaceuticals, Inc. and its parent corporation, Accentia Biopharmaceuticals, Inc. may cancel that certain Stock Purchase Warrant.

HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership

By:	Harbinger Mezzanine GP, LLC, its General Partner

	By:	Harbinger Mezzanine Manager, Inc., its Manager

	By:	/s/ John C. Harrison
	Title:	Director

Dated: March       , 2005

EXHIBIT C

FORM OF GUARANTY AGREEMENT

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guaranty”), dated March 24, 2005, is made and entered into upon the terms hereinafter set forth, by ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (“Guarantor”), in favor of HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership with principal offices in Nashville, Tennessee (“Lender”).

RECITALS:

WHEREAS, pursuant to a Loan Agreement dated August 9, 2002 by and between TEAMM Pharmaceuticals, Inc., a Florida corporation and successor by merger to TEAMM Pharmaceuticals, Inc., a Delaware corporation (“Borrower”), and Lender (the “Loan Agreement”), Lender made a term loan to Borrower in the original principal amount of $5,000,000 (the “Loan”). The Loan is evidenced by Secured Promissory Notes of even date therewith, in the Loan amount, made and executed by Borrower, payable to the order of Lender, (together with any extensions, modifications, renewals and/or replacements thereof, as the “Note”);

WHEREAS, Borrower has requested that Lender amend certain covenants in the Loan Agreement and Lender has agreed to make such amendments;

WHEREAS, it is a condition of Lender’s agreement to amend the Loan Agreement as evidenced by that certain First Amendment to Loan Agreement and Loan Documents of even date herewith by and between Borrower and Lender that Guarantor execute and deliver this Guaranty to Lender; and

WHEREAS, Guarantor desires to execute and deliver this Guaranty to Lender in order to induce Lender to amend the Loan Agreement, which will be to the direct interest, advantage and benefit of Guarantor.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Lender to make loans and other extensions of credit to Borrower pursuant to the Loan Agreement, Guarantor hereby agrees as follows:

1. Guarantor hereby guarantees to Lender the full and prompt payment and performance of (a) the indebtedness evidenced by the Note and any and all interest accrued or to accrue thereon and (b) the obligations of Borrower to Lender pursuant to the Note, the Loan Agreement and any and all other instruments, documents and/or agreements now or hereafter further evidencing, securing or otherwise related to the indebtedness evidenced by the Note (collectively the “Loan Documents”) (the aforesaid indebtedness and other obligations are sometimes herein collectively referred to as the “Guaranteed Obligations”). Guarantor hereby agrees that if the Guaranteed Obligations are not timely paid and/or performed, as the case may be, in accordance with the terms thereof, Guarantor shall be liable to immediately pay and/or perform such Guaranteed Obligations. If for any reason any payment or obligation in respect of the Guaranteed Obligations shall be determined at any time to be a voidable preference or otherwise shall be set aside or required to be returned or repaid, this Guaranty nevertheless shall remain in full force and effect and shall be fully enforceable against Guarantor for the payment or obligation set aside, returned or repaid, as well as any other Guaranteed Obligations still outstanding, notwithstanding the fact that this Guaranty may have been cancelled, released and/or returned to Guarantor by Lender.

2. In addition to the obligations of Guarantor to Lender pursuant to Section 1 hereof, Guarantor further agrees to pay any and all expenses (including without limitation attorneys’ fees and expenses) reasonably incurred by Lender in endeavoring to collect and/or enforce the obligations of Guarantor under this Guaranty.

3. Guarantor hereby waives notice of any breach or default by Borrower, and hereby further waives presentment, demand, notice of dishonor and protest with respect to any instrument now or hereafter evidencing any of the Guaranteed Obligations.

4. Any act of Lender consisting of a waiver of any of the terms, covenants or conditions of the Guaranteed Obligations, or the giving of any consent to any matter or thing relating to the Guaranteed Obligations, or the granting of any indulgences or extensions of time to Borrower, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

5. The obligations of Guarantor hereunder shall not be released by Lender’s receipt, application or release of any security given for the payment, performance and observance of any of the Guaranteed Obligations. Similarly, the obligations of Guarantor hereunder shall not be released by any modification of any of the terms of the Guaranteed Obligations made by Lender and Borrower, but in the case of any such modification, the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification.

6. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Borrower in any creditors’ receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Borrower or the estate of Borrower in bankruptcy, or of any remedy for the enforcement of any of the Guaranteed Obligations resulting from the operation of any present or future provision of the Federal bankruptcy law or any other statute or the decision of any court, (c) the rejection or disaffirmance of any instrument, document or agreement evidencing any of the Guaranteed Obligations in any such proceedings, (d) the assignment or transfer of any of the Guaranteed Obligations by Lender, or (e) the cessation from any cause whatsoever of the liability of Borrower with respect to the Guaranteed Obligations.

7. Until all of the covenants, terms and conditions of Borrower with respect to the Guaranteed Obligations are fully paid, performed, kept and/or observed, Guarantor, (a) shall have no rights of reimbursement or subrogation against Borrower or any of its property by reason of any payment or acts of performance by any Guarantor in compliance with the obligations of Guarantor hereunder, (b) waive any right to enforce any remedy that Guarantor now or hereafter shall have against Borrower by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder, and (c) subordinate any liability or indebtedness of Borrower now or hereafter held by Guarantor to the obligations of Borrower to Lender under the Guaranteed Obligations.

8. This is a guaranty of payment and performance and not of collection. The liability of Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person, nor against any collateral available to Lender. Guarantor hereby waives any right to require that an action be brought against Borrower or any other person or to require that resort be had to any collateral in favor of Lender prior to discharging its obligations hereunder.

9. Guarantor hereby consents and agrees that all payments and credits received from Borrower or Guarantor or realized from any collateral may be applied by Lender to the Guaranteed Obligations in such priority as Lender in its sole judgment shall see fit.

10. In the event that Guarantor consists of more than one person or entity, the obligations of such Guarantor hereunder shall be joint and several, and all references herein to “Guarantor” shall refer to each of said persons or entities jointly and severally. This Guaranty is assignable by Lender, and any assignment of the Guaranteed Obligations or any portion thereof by Lender shall operate to vest in the assignee the rights and powers of Lender hereunder to the extent of such assignment. This Guaranty shall be binding upon Guarantor and Guarantor’s successors, successors-in-title and assigns, and shall inure to the benefit of Lender, its successors, successors-in-title and assigns.

11. This Guaranty shall be construed in accordance with and governed by the laws of the State of Tennessee applicable to contracts to be performed within said State. No amendment or modification hereof shall be effective unless evidenced by a writing signed by Guarantor and Lender. When used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all other genders, as appropriate.

12. Guarantor hereby waives notice of acceptance of this Guaranty by Lender.

13. Guarantor hereby jointly and severally represents and warrants to Lender that (a) this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with the terms hereof, subject to the limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles; (b) the execution and delivery of this Guaranty and the performance by Guarantor of its obligations hereunder are within the respective corporate or company power of Guarantor and have been duly-authorized by all necessary corporate or company action; (c) the execution and delivery of this Guaranty by Guarantor and the performance by Guarantor of its obligations hereunder do not and will not violate, breach or constitute a default under any agreement binding on Guarantor or require the consent of any third party; and (d) Guarantor is duly-organized, validly existing and in good standing under the laws of its state of incorporation or organization.

14. This Guaranty may be executed in any number of counterparts and by different parties to this Guaranty in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

15. Guarantor hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender or Guarantor may be a party and which concerns this Guaranty Agreement. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

16. LENDER AND GUARANTOR HEREBY KNOWINGLY AND VOLUNTARILY, WITH THE BENEFIT OF COUNSEL, WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty, or have caused this Guaranty to be executed by its duly authorized representative, as of the date first above written.

GUARANTOR:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell
Title:	Chairman & CEO

AGREED AND ACCEPTED as of the day and year first above written.

HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership

By:	Harbinger Mezzanine GP, LLC, its General Partner

	By:	Harbinger Mezzanine Manager, Inc., its Manager

	By:	/s/ John C. Harrison
	Title:	Director

Signature Page	Guaranty Agreement

MODIFICATION OF FIRST AMENDMENT TO LOAN AGREEMENT

            AND LOAN DOCUMENTS

THIS MODIFICATION TO FIRST AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS (“Amendment”) dated as of the 30th day of September, 2005, is made and entered into on the terms and conditions hereinafter set forth, by and between TEAMM PHARMACEUTICALS, INC., a Florida corporation and successor by merger to TEAMM Pharmaceuticals, Inc., Delaware corporation (“Borrower”) and HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership (“Lender”).

RECITALS:

WHEREAS, on March 24, 2005 Borrower and Lender entered in a First Amendment to Loan Agreement and Loan Documents (the “First Amendment”) which provided in part that Lender would agree to waive compliance with certain financial covenants under the Loan Agreement until the calendar quarter ending September 30, 2005; and

WHEREAS Borrower has requested and Lender has agreed to modify the terms of said First Amendment to continue and extend that waiver of compliance through and until the calendar quarter ending December 31, 2005.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Lender hereby extends and continues its agreement to waive Borrower’s compliance with the financial covenants set forth in Section 3.20 of the Loan Agreement until December 31, 2005.

2. Except as modified and amended hereby, the Loan Documents and the First Amendment shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

BORROWER:

TEAMM PHARMACEUTICALS, INC.

By:	/s/ Martin G. Baum
Title:	President and C.O.O.

LENDER:

HARBINGER MEZZANINE PARTNERS, L.P., a Delaware limited partnership

By:	Harbinger Mezzanine GP, LLC, its General Partner

	By:	Harbinger Mezzanine Manager, Inc., its Manager

By:	/s/ John C. Harrison
Title:

ACKNOWLEDGE AND AGREED TO:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Alan Pearce
Title:	Chief Financial Officer